UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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Great Lakes Dredge & Dock Corporation

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	1:00 p.m. Central Time, on Wednesday, May 6, 2020*
PLACE:	Le Méridien Hotel Chicago – Oak Brook Center 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523
RECORD DATE:

Stockholders of record at the close of business on March 10, 2020 are entitled to notice of, and to vote at, the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) and at any adjournments or postponements thereof.

ITEMS OF BUSINESS:

1.   To elect as directors the two nominees named in the attached Proxy Statement to serve for three-year terms expiring at the 2023 Annual Meeting of Stockholders, and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal.

2.   To ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

3.   To approve, on a non-binding advisory basis, the Company’s executive compensation.

4.   To transact such other business as may properly come before the 2020 Annual Meeting or any postponements or adjournments of the 2020 Annual Meeting.

ADMISSION TO MEETING:

Proof of share ownership will be required for admission to the 2020 Annual Meeting. See “Information About the Annual Meeting and Voting” on page 63 appearing at the end of this Proxy Statement for details.

HOW TO VOTE:

Your vote is important to us. To make sure your shares are represented and voted at the 2020 Annual Meeting, we encourage you to authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the meeting in person:

•    By Telephone.  Call 1-800-690-6903 from the United States or Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

•    By Internet. Visit www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

•    By Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.

You can always attend the 2020 Annual Meeting and revoke your proxy by voting in person.

By Order of the Board of Directors,
Oak Brook, Illinois	Kathleen Mackie LaVoy
March 24, 2020	Corporate Secretary

*As part of our precautions regarding the novel coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held primarily or solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and we will issue a press release that includes details on how to participate, which will be available at https://investor.gldd.com. The press release will also be filed with the SEC as additional soliciting material. If you are planning to attend the Annual Meeting, please check our website prior to the meeting date. As always, you are encouraged to vote your shares prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 6, 2020:

The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com

GLDD.COM	2122 YORK ROAD, OAK BROOK, IL. 60523 P 630.574.3000 | F 630.574.3007

March 24, 2020

Dear Fellow Stockholder:

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2020 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation. The meeting will be held on Wednesday, May 6, 2020, beginning at 1:00 P.M. Central Time at the Le Méridien Hotel Chicago – Oak Brook Center, 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523. Please refer to the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement for detailed information on the meeting and each of the proposals to be considered and acted upon at the meeting.

In accordance with U.S. Securities and Exchange Commission’s rules, we have elected to deliver our proxy materials over the internet to most stockholders. This allows stockholders to receive information on a more timely basis, while lowering printing and mailing costs and reducing the environmental impact of the 2020 Annual Meeting of Stockholders.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, I urge you to vote your shares by proxy as soon as possible to ensure your vote is recorded at the 2020 Annual Meeting of Stockholders. You may vote in person at the 2020 Annual Meeting of Stockholders, by telephone, over the internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided.

Our Board of Directors appreciates your continued support of Great Lakes Dredge & Dock Corporation.

Sincerely,

Lawrence R. Dickerson

Chairman of the Board of Directors

PROXY STATEMENT

GREAT LAKES DREDGE & DOCK CORPORATION

2122 York Road

Oak Brook, Illinois 60523

2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Great Lakes Dredge & Dock Corporation, a Delaware corporation, to be voted at the 2020 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting,” the “2020 Annual Meeting” or the “2020 Meeting,” and any adjournment or postponement of the meeting. Throughout this Proxy Statement when the terms “Great Lakes,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Great Lakes Dredge & Dock Corporation and its subsidiaries. We sometimes refer to our Board of Directors as the “Board.” The meeting will be held at the Le Méridien Hotel Chicago – Oak Brook Center, 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523, on Wednesday, May 6, 2020, at 1:00 pm Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this proxy statement.

On March 24, 2020, we made this Proxy Statement and form of proxy available online and mailed to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report to stockholders of record as of March 10, 2020 (the “record date”), as permitted by the U.S. Securities and Exchange Commission’s (the “SEC”) rules. We will also mail this Proxy Statement, and the materials accompanying it, to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy materials by mail, you should follow the instructions for requesting those materials included in the Notice that we mailed to you.

Important Notice: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be active link or to incorporate any website information into this document).

As part of our precautions regarding the novel coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held primarily or solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and we will issue a press release that includes details on how to participate, which will be available at https://investor.gldd.com. The press release will also be filed with the SEC as additional soliciting material. If you are planning to attend the Annual Meeting, please check our website prior to the meeting date. As always, you are encouraged to vote your shares prior to the Annual Meeting.

2020 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

•	Time and Date: 1:00 p.m., Central Time, Wednesday, May 6, 2020
•	Place: Le Méridien Hotel Chicago – Oak Brook Center, 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523
•	Record Date: March 10, 2020
•

Voting:  Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

AGENDA ITEMS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation
1. Election of the two directors named in this proxy statement.	FOR EACH NOMINEE
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.	FOR
3. Approval, by non-binding vote, of the compensation of the Company’s named executive officers.	FOR

ELECTION OF DIRECTORS

The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the two persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Board Nominees	Age	Tenure	Committee Memberships
Dr. Elaine J. Dorward-King	62	2020	N/A
Ryan J. Levenson	44	2016	Audit; Nominating and Corporate Governance

ADVISORY VOTE TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2020, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officer	Title
Lasse J. Petterson	Chief Executive Officer
Mark W. Marinko	Senior Vice President and Chief Financial Officer
Kathleen M. LaVoy	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
David E. Simonelli	Chief Operating Officer

2 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

2020 PROXY SUMMARY

The advisory resolution to approve the compensation of our named executive officers will be approved, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

CORPORATE GOVERNANCE HIGHLIGHTS

Commitment to Board Refreshment. In January 2020, Dr. Dorward-King joined the Board as an Independent Director. More than half of our directors have joined the Board since 2016.

Stockholder Engagement Efforts. The Board views stockholder outreach as an area of priority. In fiscal 2019, the Board oversaw the enhancement of the Company’s engagement program, including outreach to over 50% of our stockholders and a specific focus on executive compensation and environmental, social and governance matters.

Strong Independent Board. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Board believes its current, refreshed leadership strikes an appropriate balance between independent directors and directors affiliated with the Company. This allows the Board to represent effectively the best interests of the Company and its stockholders.

Continually Updating Key Governance Policies. Annually, our Board reviews the charters of each of its standing committees. During 2019, our Board amended all three of its standing committee charters to promote corporate governance best practices.

CORPORATE GOVERNANCE PRACTICES

➣ Standing Board Committees Comprised Solely of Independent Directors	➣ Executive Sessions of Independent Directors at All Regularly Scheduled Board Meetings
➣ Separation of Board Chair and CEO Roles	➣ Annual Board and Committee Evaluations
➣ Risk Oversight by the Board and Committees and Enhanced Internal Control Environment	➣ Oversight of CEO Succession Planning Process
➣ Comprehensive Code of Business Conduct & Ethics with Annual Director and Employee Certification of Compliance	➣ Robust Foreign Corrupt Practices Act Compliance Program for Employees Supporting Foreign Operations & Purchasing

EXECUTIVE COMPENSATION HIGHLIGHTS

Consistent with our pay for performance philosophy, the majority of our named executive officers’ target total compensation for 2019 (i.e. the sum of annualized base salary, target short-term incentive award and target long-term incentive awards, excluding stock-settled restricted stock units granted under the Special Incentive Program described below) is equity-based or “at-risk,” meaning it is only earned if specific financial goals are achieved. For 2020, the percentage of at-risk compensation will increase from 42% to 50% for our CEO and 40% to 43% for the other named executive officers.

BREAKDOWN OF CEO TARGET COMPENSATION OPPORTUNITY

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 3

2020 PROXY SUMMARY

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation program is designed to support our financial and strategic goals, align executive pay with stockholder value creation, and discourage unnecessary and excessive risk-taking. Our Compensation Committee regularly reviews our executive compensation program to incorporate commonly viewed best practices as it deems appropriate, examples of which include:

✓ Executive compensation is variable and linked to meeting financial and strategic goals and stock price performance	✓ All senior executives have stock retention requirements
✓ No tax gross-ups for excess parachute payments	✓ A compensation recoupment (i.e., clawback) policy
✓ The Compensation Committee engages an independent compensation consultant	✓ Regular risk assessment of executive compensation programs
✓ Annual incentive compensation and long-term compensation are based on a variety of performance metrics	✓ Directors, officers and all other employees are prohibited from hedging or pledging Company securities

BOARD OF DIRECTORS

NAME		AGE	ELECTED	CLASS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Lawrence R. Dickerson	I	67	2017	2022
Elaine J. Dorward-King*	I	62	2020	2020
Ryan J. Levenson*	I	44	2016	2020
Lasse J. Petterson	CEO	63	2016	2021
Kathleen M. Shanahan	I	61	2018	2021
Ronald R. Steger	I	66	2018	2022
D. Michael Steuert	I	71	2017	2022
Michael J. Walsh	I	65	2014	2020

* – Director Nominees	I – Independent	– Chair	– Member

The above chart shows the Committee composition as of the record date.

AVERAGE TENURE	AVERAGE AGE

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CORPORATE GOVERNANCE

governance framework

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are important to driving long-term performance, and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Board Independence	▪ Seven out of eight of our directors are independent. ▪ Our CEO is the only management director.
Board Composition

▪     Currently, the Board has fixed the number of directors at eight.

▪     The Board regularly assesses its performance through Board and Committee self-evaluation.

▪     Two of our eight current directors are female.

Board Committees

▪     We have three standing Board Committees:  Audit; Compensation; Nominating and Corporate Governance.

▪     Effective May 2020, the Board plans to add a new standing Board Committee to oversee safety, environmental and sustainability matters.

▪     All Committees are composed entirely of independent directors.

Leadership Structure	▪ Our Chairman is currently independent. ▪ If our Chairman is not independent, we have a Lead Independent Director, elected annually by the independent Board members.
Risk Oversight

▪     Our full Board is responsible for risk oversight, and the Board has designated Committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication

▪     We encourage open communication and strong working relationships among the Board Chair, other directors and management.

▪     Stockholders can contact our Board, Board Chair or management through our website or by regular mail addressed to the Corporate Secretary.

Stockholder Engagement	▪ We have an active stockholder outreach program, with enhanced focus on executive compensation and environmental, social and governance matters.
Succession Planning	▪ The Board actively monitors our succession planning and management development and receives regular updates on employee engagement, diversity and retention matters.
Director Stock Ownership

▪     Currently, our non-employee directors are required to retain at least $387,500 of our common stock – five times the annual cash retainer received for service as a member of the Board.

▪     Until the required retention is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation.

Equity and Compensation

▪     The Company has stock ownership guidelines for named executive officers and senior management.

▪     Directors, officers and all other employees are prohibited from engaging in hedging or pledging of Company securities.

▪     Compensation recoupment (“clawback”) policy covers both cash and equity compensation.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 5

CORPORATE GOVERNANCE

The Board of Directors and its Committees

I – Independent	F – Financial Expert	– Chair	– Member

NAME		AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE	OTHER CURRENT PUBLIC BOARDS
Lawrence R. Dickerson(1)	I				2
Elaine J. Dorward-King(2)	I				2
Ryan J. Levenson(3)	I				0
Lasse J. Petterson	CEO				0
Kathleen M. Shanahan(4)	I				1
Ronald R. Steger(5)	I/F				1
D. Michael Steuert(6)	I/F				2
Michael J. Walsh(7)	I				0
Only independent directors sit on our standing committees; as such, Mr. Petterson does not sit on any committees. The Committee composition set forth above is as of the record date.
(1)	Mr. Dickerson was appointed to the Compensation Committee on May 2, 2019.
(2)	Ms. Dorward-King was elected to the Board of Directors on January 7, 2020.
(3)	Mr. Levenson served as Chair of the Compensation Committee until August 26, 2019. Mr. Levenson was appointed to the Audit Committee on August 26, 2019.
(4)	Ms. Shanahan was appointed to the Nominating and Corporate Governance Committee on May 2, 2019.
(5)	Mr. Steger was appointed to the Nominating and Corporate Governance Committee on May 2, 2019. Mr. Steger was appointed Chair of the Audit Committee on August 26, 2019.
(6)	Mr. Steuert served as Chair of the Audit Committee until August 26, 2019. Mr. Steuert was appointed Chair of the Compensation Committee on August 26, 2019.
(7)	Mr. Walsh was appointed to the Audit Committee on May 2, 2019. Mr. Walsh served as a member of the Compensation Committee until May 2, 2019.

Our Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee has a written charter that is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board as recommended by each individual committee. Each committee is composed entirely of directors deemed to be, in the judgment of the Board, independent in accordance within the meaning of the NASDAQ Marketplace Rules. Our Board met seven (7) times in 2019. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2019. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting, we encourage all directors to attend. All of our directors then in office except one attended the Annual Meeting in 2019.

6 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

CORPORATE GOVERNANCE

The following lists the members, number of meetings held and primary functions with respect to each committee:

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Lawrence R. Dickerson (Chair)

Ryan J. Levenson

Kathleen M. Shanahan

Ronald R. Steger

D. Michael Steuert

Michael J. Walsh

Meetings in 2019:  7

Independence:

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope

Evaluates the Board, individual Board members and the Board committees, oversees compliance with ethics policies and considers matters of corporate governance.

Primary Functions

•     Developing and periodically reviewing succession plans of the Chief Executive Officer and screening and recommending to the Board candidate(s) qualified to become Chief Executive Officer.

•     Recommending and developing qualification standards and other criteria for selecting new directors, identifying and evaluating individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommending to the Board such individuals as nominees to the Board for its approval.

•     Overseeing and developing annual evaluations of the Board and the Board committees.

•     Establishing and evaluating the total compensation for the non-employee directors of the Board.

•     Overseeing our compliance with ethics policies and considering matters of corporate governance.

•     Reviewing and reassessing the adequacy of its charter and the Company’s Code of Business Conduct and Ethics annually and recommending changes to the Board.

AUDIT COMMITTEE

Members:

Ronald R. Steger (Chair)

Ryan J. Levenson

Michael J. Walsh

Meetings in 2019: 8

Financial Expertise and Independence:

The Board has determined that Mr. Steger is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee are independent as defined under applicable NASDAQ Marketplace Rules and requirements imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Scope

Oversees the integrity of our financial reporting process and systems of internal controls.

Primary Functions

•     Oversight of the accounting and financial reporting processes, the audits of financial statements and systems of internal controls regarding finance, accounting and legal compliance.

•     Monitoring the independence and performance of our independent auditor and monitoring the performance of our internal audit function.

•     Reviewing risk assessment processes, scopes and procedures, including for the examination of current and emerging risks and assessing their adequacy.

•     Appointing and/or replacing our independent auditor and approving any non-audit work performed for us by the independent auditor.

•     Providing an avenue of communication among the independent auditor, management and our Board.

•     Reviewing its charter annually and recommending changes to the Board.

Report

The “Report of the Audit Committee” is set forth on page 22 of this proxy statement.

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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE

Members:

D. Michael Steuert (Chair)

Lawrence R. Dickerson

Kathleen M. Shanahan

Meetings in 2019: 10

Independence:

The Board has determined that all members of the Compensation Committee are independent according to the NASDAQ Marketplace Rules and requirements imposed by the Exchange Act, and each is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act.

Scope

Reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives in a manner that does not encourage excessive risk-taking. May delegate its authority to one or more subcommittees.

Primary Functions

•     Reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance according to these goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation.

•     Approving total compensation for executive officers, including oversight of all executive officer benefit plans in which such executive officers participate.

•     Evaluating and recommending to the full Board appropriate compensation for our directors.

•     Overseeing our general cash-based and equity-based incentive plans.

•     Retaining and obtaining the advice of such independent legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary and reviewing their independence from management.

•     Producing a Compensation Committee report on executive compensation as required by the SEC to be included in our annual report and/or proxy statement.

•     Reviewing its charter annually and recommending changes to the Board.

Report

The “Report of the Compensation Committee” is set forth on page 42 of this proxy statement.

Leadership Structure of the Board of Directors

The Board is led by an independent Board Chair. Pursuant to the Company’s Bylaws, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Board Chair as it deems appropriate from time to time. We currently separate the roles of Chief Executive Officer and Board Chair in recognition of the differences between the two roles as they are presently defined. At present, the Board believes that separation of the positions of Chief Executive Officer and Board Chair improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company and ensures a significant role for the Board’s non-management directors in the oversight and leadership of the Company.

The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Company continues to take active steps to refresh the Board with highly qualified and experienced directors, including by adding a new independent director, Dr. Dorward-King, in January 2020. There are presently seven directors who are independent within the meaning of the NASDAQ Marketplace Rules (Dr. Dorward-King, Ms. Shanahan and Messrs. Dickerson, Levenson, Steger, Steuert and Walsh), and one director who serves as Chief Executive Officer (Mr. Petterson). The Board also determined that Carl A. Albert, who served during a portion of fiscal year 2019, is independent within the meaning of the NASDAQ Marketplace Rules. The Board believes its current leadership structure strikes an appropriate balance between independent directors and directors affiliated with the Company, which allows the Board to effectively represent the best interests of the Company and its stockholder base.

The position of the independent Board Chair, or the Lead Director when the Chief Executive Officer is concurrently serving as the Board Chair, is intended to provide a check and balance on the role and responsibilities of the Chief

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CORPORATE GOVERNANCE

Executive Officer. The Board believes that the independent Board Chair is a strategic role that continues to add value to the Company.

Independent Board Chair and/or Lead Director Duties and Responsibilities
✓ Chair meetings (including executive sessions) of the independent directors	✓ Advise and consult on major corporate decisions, including strategy and capital spending initiatives
✓ Act as principal liaison between the independent directors and our CEO	✓ Represent the Company at meetings with business partners, industry representatives and potential clients
✓ Communicate regularly with each director to be certain that every director’s views, competencies and priorities are understood	✓ Ensure directors and management function as a team in the best interest of all stakeholders
✓ Help develop Board agendas with our CEO to ensure that topics deemed important by the independent directors are included	✓ Advise our CEO on quality, quantity and timeliness of information supplied by management to the independent directors

Governance Documents

Committee Charters

Each committee operates under a written charter, copies of which are available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office.

Code of Ethics

We have a written Code of Business Conduct and Ethics (the “Code”) that applies to all members of the Board and our employees, including our principal executive officer, principal financial officer, controller and persons performing similar functions. The Code is reviewed and updated on a regular basis and the Board adopted a new version of the Code in May 2019. All of our salaried employees have reviewed and certified compliance with the Code. In addition, on an annual basis, all of our directors and salaried employees receive training on the Code. Senior management, as well as individuals with responsibility for foreign operations or purchasing, receives additional training on the Foreign Corrupt Practices Act and other international compliance topics.

Our Code can be found on our website at www.gldd.com. We will post on our website any amendments to or waivers of the Code for executive officers or directors, in accordance with applicable laws, regulations and listing standards. A copy also may be obtained by writing to our Corporate Secretary at our principal executive office.

The Board OF DIRECTORs’ Role in ENTERPRISE Risk Management

As part of our risk management process, senior management discusses and identifies major areas of risk on an ongoing basis and periodically reviews these risks with the Board. The Company’s management process is designed to enable the Board to best determine our risk management profile and oversee our risk management strategies. The Board delegated oversight of this enterprise risk management process to the Audit Committee. This process employs a framework for identifying and assessing key strategic, operational, financial and compliance risks based upon guidelines of the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Company has adopted the COSO 2013 framework for internal controls and is moving towards adapting our processes to the new COSO 2017 framework, which integrates enterprise risk management with strategy and performance. The 2013 framework has allowed the Company to enhance its internal control environment, which is an integral part of enterprise risk management. The product of this process is a risk management overview that is shared with the Audit Committee. As part of the Audit Committee’s regular review of the enterprise risk management framework, the Audit Committee reviews risks relating to cybersecurity and other information technology risks, controls and procedures as well as the Company’s plans to mitigate such risks. With respect to cybersecurity risks, the Audit Committee engages regularly with the Chief Financial Officer, Information Technology management and Internal Audit to understand the internal and external cybersecurity threats to the Company’s information and technology systems.

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CORPORATE GOVERNANCE

Assessment of Risks in our Executive Compensation Program

We do not believe risks arising from our executive and broad-based compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our business, nor do we believe that the executive compensation programs encourage unnecessary or excessive risk-taking.

The Compensation Committee reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives. In addition, as part of our risk management process, senior management periodically identifies and discusses major areas of risk with the Board. As part of its regular reports to the Board, the Compensation Committee discusses the potential for unnecessary or excessive risk-taking. For more detail on the process by which executive compensation is set, see “Compensation Philosophy and Objectives,” page 28.

Specifically, the Board and the Compensation Committee control risks arising from executive compensation policies and practices (the “Executive Leadership Annual Incentive Program”) in part by controlling the mix of cash and long-term equity incentives. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Annual incentives are capped for all named executive officers at 200% of target and annual incentives for all of our named executive officers are tied to overall corporate performance and/or individual objectives. The compensation provided to the executive officers in the form of long-term equity awards helps further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and operating performance and because awards are staggered and subject to long-term vesting schedules. Our long-term equity awards in combination with our stock ownership requirements help ensure that executives have significant value tied to long-term stock price performance and therefore are cognizant of how short-term decisions impact the long-term health of the organization.

In addition, management, the Compensation Committee and the Board each consider current and emerging risks associated with accounting and reporting, project cost estimating, human capital management, information technology, compliance and safety. More specifically, the Compensation Committee retains subjective discretion in some instances to adjust short-term incentive formulas, which allows the Compensation Committee to review the results from the fiscal year and determine whether, despite achievement of financial goals, the intents and purposes of the Executive Leadership Annual Incentive Program were met. In doing so, the Compensation Committee may consider whether activities taken during that fiscal year comport with the Company’s strategic plan and align management objectives with stockholder interests. As a result, the incentive may be adjusted on an individual basis, independent of achievement of formulaic targets.

In addition, certain awards granted in 2019 under our long-term incentive plan are comprised of equity that vests over a three-year period subject to the executive’s continued employment. These equity awards were structured to induce our executive officers to focus on the long-term capital appreciation, health and viability of the Company rather than a short-term increase in stock price.

Finally, the Company has a Recoupment Policy, which requires certain compensation to be repaid to the Company if awarded as a result of misstated earnings. The Board will re-evaluate and, if necessary, revise the Recoupment Policy to align with governance best practices and applicable laws.

Selection of Nominees for Board of Directors

Nominating and Corporate Governance Nomination Process

The Nominating and Corporate Governance Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our Annual Meeting. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for director positions. In evaluating potential director candidates, including incumbent directors, the Nominating and Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board.

In addition, whenever a new seat or a vacated seat on the Board is being filled, candidates who appear to best fit our needs are identified, and unless such individuals are well known to the Board, they are interviewed and further evaluated by the

10 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the Board. After the Board approves a candidate, the Chair of the Nominating and Corporate Governance Committee extends an invitation to the candidate to join the Board.

When evaluating director candidates and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. Among the factors considered by the Nominating and Corporate Governance Committee are the following:

•	the nominee’s independence;
•	the nominee’s ability to read and understand corporate financial statements;
•	the nominee’s relevant professional skills and depth of business experience, including industry knowledge;
•	the nominee’s character, judgment and personal and professional integrity;
•	the nominee’s qualifications for membership on certain committees of the Board;
•	the nominee’s willingness to commit sufficient time to attend to his/her duties and responsibilities as a member of the Board;
•	any potential conflicts of interest involving the nominee; and
•	the composition and diversity of our existing Board.

In identifying potential candidates for the Board, the Nominating and Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Nominating and Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board. We request that any such firms retained by us include women and ethnically diverse candidates in the proposals they present to us. In 2019, Heidrick & Struggles Inc. (“H&S”), a third-party executive search firm, was retained to assist the Board with identification of potential candidates, with an emphasis on expanding the diversity of the existing Board. H&S recommended Dr. Dorward-King as a potential Board candidate.

Recommendation of Candidates by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for membership on the Board, provided that a complete description of such proposed nominee’s qualifications, experience and background, together with a statement signed by each proposed nominee in which he or she consents to act as such, accompanies the recommendations and provided further that any such recommendation must also be made according to the procedures, and within the same time deadlines, applicable under our Bylaws to director nominations. Such recommendations should be submitted in writing to the Corporate Secretary and should not include self-nominations. Director candidates recommended by stockholders will be evaluated using the same criteria as those applied to other director candidates.

CommunicatiNG with the Board of Directors

Stockholders and other interested parties wishing to communicate with our Board of Directors can send communications to one or more members of the Board by writing to the Board or to specific directors (including independent directors or committee chairs) or to a group of directors at the following address:

Great Lakes Dredge & Dock Corporation Board of Directors

c/o Corporate Secretary

Great Lakes Dredge & Dock Corporation

2122 York Road

Oak Brook, Illinois 60523

Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board of Directors. Every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 11

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is currently composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Dr. Dorward-King and Messrs. Levenson and Walsh are members of the class whose term expires at the 2020 Annual Meeting. At the 2020 Annual Meeting, this class size will be reduced to two and the size of the Board will be reduced from eight to seven, as Mr. Walsh will not be standing for re-election at the Annual Meeting. Mr. Petterson and Ms. Shanahan are members of the class whose terms expire at the 2021 Annual Meeting of Stockholders. Messrs. Dickerson, Steger and Steuert are members of the class whose term expires at the 2022 Annual Meeting of Stockholders.

The Board of Directors has nominated Dr. Dorward-King and Mr. Levenson for election at the Annual Meeting to the Board of Directors for three-year terms expiring at the 2023 Annual Meeting of Stockholders. Each director will hold office until his or her respective successor is elected and qualified or until his or her earlier death, disqualification, resignation or removal. Dr. Dorward-King and Mr. Levenson have each indicated a willingness to serve.

The persons named as proxies on the proxy card will vote the proxies received by them for the election of Dr. Dorward-King and Mr. Levenson, unless otherwise directed. In the event that a nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for a substitute nominee at their discretion as recommended by the Board.

Vote Required and Recommendation

The nominees for director will be elected for three-year terms, provided that they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that, if a quorum is present, the two persons receiving the greatest number of votes at the Annual Meeting will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement, which is two.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING DIRECTORS TO THE GREAT LAKES BOARD:

✓ Elaine J. Dorward-King	✓ Ryan J. Levenson

12 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Director Qualifications

We believe that our director nominees, individually and together with our incumbent directors as a whole, possess the requisite experience and skills necessary to carry out their duties and to serve the best interests of the Company and its stockholders.

The following paragraphs provide information as of the record date, including a brief biography with experience and a description of certain key qualifications and skills, about each of our director nominees and incumbent directors.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 13

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

director Nominees for Election at the 2020 Annual Meeting:

Elaine J. Dorward-King, age 62
Director since: 2020
Independent: Yes
Committees: N/A

DR. ELAINE DORWARD-KING most recently was the Executive Vice President, Sustainability and External Relations at Newmont Mining Corporation (“Newmont”) (NYSE:NEM), the world’s leading gold mining company. Dr. Dorward-King has spent the majority of her career in mining and joined Newmont in 2013.  Prior to joining Newmont, Dr. Dorward-King spent 21 years with Rio Tinto, one of the world’s largest diversified producers of metals and minerals, in general management and Environmental Health and Safety leadership roles. Dr. Dorward-King has over 25 years of leadership experience in creating and implementing sustainable development, safety, health and environmental strategy as well as programs in mining, chemical and engineering consulting sectors.  Currently Dr. Dorward-King serves on the Board of Directors of Kenmare Resources plc (LSE:KMR, ISE:KMR), one of the world’s largest producers of mineral sands products, and the Board of Directors of Bond Resources (CSE:BJB), a mineral exploration company based in Canada.

Dr. Dorward-King holds a Bachelor’s Degree from Maryville College and received a PhD in Analytical Chemistry from Colorado State University.

Key Qualifications and Skills: Dr. Dorward-King has 25 years of management and leadership in capital-intensive industries. Dr. Dorward-King has extensive experience in risk management, health, safety and environmental programs and sustainability strategies. Dr. Dorward-King also has international operations experience.

Ryan J. Levenson, age 44
Director since: 2016
Independent: Yes
Committees: Audit; Nominating and Corporate Governance

RYAN J. LEVENSON is currently Principal and Portfolio Manager of Privet Fund Management LLC (“Privet Fund”). Mr. Levenson currently serves on the Board of Directors of Hardinge, Inc. (NASDAQ:HDNG). Previously, Mr. Levenson served as a director of AgJunction, Inc. (TSX: AJX) from 2016 – 2019, Frequency Electronics, Inc. (NASDAQ:FEIM) from 2016 – 2017, Cicero, Inc. (OTC:CICN) from 2015 – 2017, RELM Wireless, Inc. (NYSE:RWC) from 2013 – 2014, where he served as a member of the Audit Committee, and as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. (NASDAQ:MASC) from May 2013 until its sale in March 2014. Mr. Levenson also served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD) from 2006 – 2012. Prior to founding Privet Fund in 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company. Prior to MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. Mr. Levenson began his career as an analyst on the sell side in small cap research for CJS Securities. Mr. Levenson earned a Bachelor of Arts from Vanderbilt University.

Key Qualifications and Skills:  Mr. Levenson has extensive background in private equity, investment and asset management, including prior service on several public boards, membership on various Audit, Compensation and Corporate Governance Committees and experience as a principal, portfolio manager and vice president of business development.

14 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

OTHER directorS:

Lawrence R. Dickerson, age 67
Board Chair
Director since: 2017
Independent: Yes
Committees: Compensation; Nominating and Corporate Governance (Chair)

LAWRENCE R. DICKERSON spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater oil and gas drilling contractor, where he served as a member of the Board of Directors from 1998, and as President and Chief Executive Officer from 2008 until his retirement in 2014. Prior to his service as President and Chief Executive Officer, Mr. Dickerson served as Chief Financial Officer, during which time he helped take the company public, and as Chief Operating Officer, during which time he gained substantial operating and commercial experience. In addition to being a seasoned executive, Mr. Dickerson has significant board experience. He has been a member of the Board of Directors on the boards of Murphy Oil Corporation (NYSE:MUR), an oil and gas exploration and production company, and Oil States International (NYSE:OIS), an oilfield equipment services company, since 2014. Mr. Dickerson is a member of the Audit and Nominating and Governance Committees at Murphy Oil Corporation and is Chair of the Compensation Committee and a former member of the Audit Committee at Oil States International. Mr. Dickerson was Non-Executive Chairman of the Board of Directors of Hercules Offshore, Inc. (NASDAQ:HERO), an offshore drilling company, from 2015 – 2016, and he also served from 2008 – 2012 on the Board of Directors of Global Industries, Ltd. (NASDAQ:GLBL), a subsea construction company sold to Technip in 2011. Mr. Dickerson received a B.B.A. from the University of Texas.

Key Qualifications and Skills:  Mr. Dickerson has experience as a President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer with prior service on several public boards, including as Chair of another publicly traded company and memberships on various Audit, Nominating and Governance and Compensation Committees. Mr. Dickerson has extensive operating and commercial experience in capital-intensive businesses in deepwater oil and offshore/gas drilling industries, as well as governmental, international, public market and large-scale vessel construction experience.

Lasse J. Petterson, age 63
Chief Executive Officer Director since: 2016
Independent: No

LASSE J. Petterson was named Chief Executive Officer in May 2017 and has served as a member of our Board since December 2016. Prior to his employment with the Company, Mr. Petterson served as a private consultant to clients in the oil and gas sector, and was Chief Operating Officer and Executive Vice President at Chicago Bridge and Iron Company N.V. (NYSE:CBI) (“CB&I”), an engineering, procurement and construction company, from 2009 – 2013. Prior to CB&I, Mr. Petterson was Chief Executive Officer of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world. He was also President and Chief Operating Officer of AMEC Inc. Americas, a subsidiary of AMEC plc (NASDAQ:AMFW), a British multinational consulting, engineering and project management company. Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway, over the course of 20 years. He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil and gas platform contractor. Mr. Petterson is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He received a M.Sc., Engineering, from Norwegian University of Technology and a B.S. from Norwegian University of Technology.

Key Qualifications and Skills:  For two decades, Mr. Petterson has served in various executive and operational positions, and most recently has extensive experience as Chief Executive Officer, Chief Operating Officer and President. He has particular experience in multinational consulting, engineering and project management; extensive engineering, procurement and construction experience in the oil and gas sector, including offshore oil and gas platform contracting; and operational experience with maritime companies.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Kathleen M. Shanahan, age 61
Director since: 2018
Independent: Yes
Committees: Compensation; Nominating and Corporate Governance

kathleen m. shanahan is currently a Co-Chief Executive Officer of Turtle & Hughes, Inc., a private, certified women-owned business, which services the industrial, construction, commercial, electrical contracting, export and utility markets. Ms. Shanahan joined the Board of Directors of HireQuest (NASDAQ:HQI) in 2019 and currently serves on the Audit Committee. Ms. Shanahan has served as Chair of Ground Works Solutions (previously known as URETEK Holdings, Inc.), which provides foundation lifting and soil stabilization solutions, since 2011 and previously also served as Chief Executive Officer from 2011 – 2016. Ms. Shanahan also previously served as the Chair and Chief Executive Officer of WRS Infrastructure & Environment, Inc. (d/b/a WRScompass), an environmental engineering and civil construction company, as a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) from 2015 – 2017, and as a member of the Board of Directors and Chair of the Executive Compensation Committee of WCI Communities, Inc. (NYSE:WCI) from 2004 – 2007. Additionally, Ms. Shanahan has held numerous positions in government and public policy, having served on the campaigns and administrations as Chief of Staff for Florida Governor Jeb Bush and for Vice President-elect Dick Cheney; Deputy Secretary of the California Trade and Commerce Agency for California Governor Pete Wilson; special assistant to Vice President George H.W. Bush; and as staff assistant on President Ronald W. Reagan’s National Security Council. Ms. Shanahan currently serves on the boards of several private companies, including Lumia Analytics, PRISM, Tampa General Hospital, and Hillsborough Area Regional Transit. Ms. Shanahan is a member of Women Corporate Directors and the International Women’s forum. Ms. Shanahan previously served on the board of TerraSea Environmental Solutions LLC, one of the Company’s previous joint ventures.

She received a M.B.A. in Executive Business Administration from New York University’s Leonard N. Stern School of Business and a B.A. in Nutrition Biochemistry and Economics from the University of California, San Diego.

Key Qualifications and Skills:  Ms. Shanahan has served in various executive and operational positions, and most recently has significant experience as Chair and Chief Executive Officer of a company engaged in geotechnical construction and government contracting. She has prior service on private and public boards, including membership on various Audit and Compensation Committees. Ms. Shanahan possesses extensive skills in development, leadership and management of environmental remediation, geotechnical and civil construction operations. She also has expertise in public policy and public affairs matters, involving advisory, communication, development and implementation strategies.

16 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Ronald R. Steger, age 66
Director since: 2018
Independent: Yes
Committees: Audit (Chair); Nominating and Corporate Governance

RONALD R. STEGER currently serves on the Board of Directors of Global Eagle Entertainment Inc. (NASDAQ:ENT), where he holds the position of Audit Committee Chair. Mr. Steger previously served on the Boards of Directors of International Seaways, Inc. (NYSE:INSW) from 2016 – 2017, Overseas Shipholding Group, Inc. (NYSE:OSG) from 2014 – 2018, where he also served as Audit Committee Chair and Sentinel Energy Services Inc. (NASDAQ:STNL) from 2018 – 2020. Mr. Steger also served as an Advisory Board Member of ATREG, Inc. from 2014 – 2020. Additionally, Mr. Steger is currently a Senior Technical Advisor at Effectus Group, a boutique accounting advisory firm that specializes in serving high-growth technology companies. Until December 31, 2013, Mr. Steger worked as an Audit Partner for KPMG LLP, where he served a broad array of clients in the Fortune 1000 and middle market technology, chemical, food service and semiconductor sectors. Additionally, Mr. Steger has gained significant knowledge regarding the marine services industry through his board service. Mr. Steger is a licensed Certified Public Accountant (retired status). He received a B.S. from Villanova University.

Key Qualifications and Skills:  Mr. Steger has experience as a partner of one of the largest professional services networks in the world, with 37 years of accounting, advisory and consulting experience, including participation in Audit Committee investigations and Public Company Accounting Oversight Board (“PCAOB”) inspections and has prior service on several public boards, including as Audit Committee Chair and Corporate Governance and Risk Assessment Committee Chair. Mr. Steger has extensive experience with acquisition, divestiture, initial public offering and private equity and debt placement transactions, seconded with KPMG Munich for a three-year period, and has substantial knowledge regarding international debt and equity transactions.

D. Michael Steuert, age 71
Director since: 2017
Independent: Yes
Committees: Compensation (Chair); Nominating and Corporate Governance

D. MICHAEL STEUERT rejoined Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction, maintenance and project management companies, on June 1, 2019 as Chief Financial Officer. During his prior tenure with Fluor, Mr. Steuert served as Senior Vice President and Chief Financial Officer from 2001 until his retirement in 2012. Previously, Mr. Steuert served as SVP and CFO of Litton Industries Inc., a defense contractor acquired by Northrop Grumman Corporation in 2001 and as Senior Vice President and Chief Financial Officer of GenCorp Inc., now Aerojet Rocketdyne, a technology-based aerospace and defense company (NASDAQ:AJRD), from 1990 – 1999. Mr. Steuert started his career at TRW Inc. In addition to his extensive executive leadership experience, Mr. Steuert has substantial board experience. He has been a member of the Board of Directors of Liquefied Natural Gas Limited (ASX:LNG) since 2015 and is a member of its Audit Committee, Compensation Committee and Chairman of its Risk Committee. He has also been a member of the Board of Directors of Weyerhaeuser Co. (NYSE:WY) since 2004 and is a member and former Chairman and financial expert of the Audit Committee. Mr. Steuert received a M.S. in Industrial Administration and a B.S. in Physics from Carnegie Mellon University.

Key Qualifications and Skills:  Mr. Steuert has comprehensive experience as a Chief Financial Officer and has prior service on public boards, including as Audit Committee Chair and financial expert and as Risk Committee Chair as well as memberships on multiple Audit Committees and a Corporate Responsibility and Governance Committee. Mr. Steuert has extensive leadership experience at one of the world’s largest publicly traded engineering, procurement, construction maintenance and project management companies.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 17

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Michael J. Walsh, age 65
Director since: 2014
Independent: Yes
Committees: Audit; Nominating and Corporate Governance

Major General Walsh USA (Ret.) is currently the President of The M-Walsh Group, LLC, and most recently served as Executive Vice President at Dewberry, a privately held engineering services firm, until his retirement in 2018. Previously, Mr. Walsh was a U.S. Army Engineer General with multiple commanding general assignments and 36 years of active duty experience.  During this time, Mr. Walsh had two operational combat commands and completed his service as the U.S. Army Corps of Engineers (“Corps”) senior General in charge of domestic water resources. His program included executing a $10 billion national water resources program annually involving 25,000 employees across 42 locations, coordinating Corps emergency response and Federal Emergency Management Agency support during Superstorm Sandy. Mr. Walsh has been awarded two Bronze Stars for actions in support of the nation’s combat operations over the course of his military career. Mr. Walsh continues to provide service as a member of the board of Service Source, a non-profit organization that supports people with disabilities, and also serves an advisory board member of the American Flood Coalition, a nonpartisan coalition that advocates for solutions to flooding and sea level rise. Mr. Walsh received a M.S. from the University of Florida, a B.S. from Brooklyn Polytechnical University, and also attended the United States Army Command and General Staff College and Army War College. Mr. Walsh is a NACD Board Leadership Fellow and is certified by NACD in cybersecurity oversight.

Key Qualifications and Skills:  Mr. Walsh has extensive experience in government contracting with a track record of leadership and provides invaluable insights into the needs and priorities of the Company’s largest client, the Corps.

18 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

2019 DIRECTOR COMPENSATION

The compensation of our directors is determined by the Compensation Committee and approved by the Board. Directors who are employees of the Company do not receive separate compensation for their Board service. The annual compensation package for our non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Board and promote a strong alignment of interests between the Company’s non-employee directors and its stockholders.

The Compensation Committee annually reviews the design of the annual compensation package for non-employee directors. The Company believes that the compensation of our non-employee directors fairly reflects the work and skills required for a company of our size and complexity. The compensation package was established following consultation with the Compensation Committee’s independent compensation consultant and was intended to be competitive relative to the Company’s peer group and general industry market data. No changes to our non-employee director compensation program were made during 2019.

Each of our non-employee directors currently receives an annual retainer of $155,000, payable quarterly in arrears. The retainer is generally payable 50% in cash and 50% in grants of fully vested shares of our common stock at the end of each fiscal quarter. Following the adoption of the 2017 Long-Term Incentive Plan (the “2017 LTIP”), either the Nominating and Corporate Governance Committee or the Compensation Committee may be responsible for reviewing and recommending grants of common stock to our non-employee directors. In addition to the annual retainer, our Board approved the annual retainers for committee service or committee chair service, as applicable, as set forth below.

Annual Board and Committee Retainers for the Fiscal Year Ended December 31, 2019
$100,000	Non-employee Board Chair
$155,000	All non-employee directors (including Board Chair)
$20,000	Audit Committee Chair
$5,000	Audit Committee Members
$10,000	Compensation Committee Chair
$4,000	Compensation Committee Members
$7,500	Nominating and Corporate Governance Committee Chair
$3,000	Nominating and Corporate Governance Committee Members

The committee annual retainers are paid in cash to the committee members each quarter in arrears. Directors are permitted to elect to receive a greater percentage of their annual retainers in common stock rather than cash. In addition, non-employee directors are also allowed to defer their cash retainers and the equity component of their annual retainers into deferred stock units payable in shares of the Company’s common stock upon the director’s separation from the Board or such other date as selected by the director or mandated by the terms of the Great Lakes Dredge & Dock Corporation Director Deferral Plan. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2019. Dr. Dorward-King was appointed to the Board in January 2020 and did not receive any compensation with respect to 2019.

Name	Fees Earned/ Paid in Cash[1]	Stock Awards[2]	Total
Carl A. Albert[3]	$12,988	$41,637	$54,625
Lawrence R. Dickerson[4]	$85,409	$182,744	$268,153
Ryan J. Levenson	$—	$168,899	$168,899
Kathleen M. Shanahan	$—	$160,997	$160,997
Ronald R. Steger	$84,448	$84,455	$168,903
D. Michael Steuert	$91,102	$88,104	$179,206
Michael J. Walsh	$85,165	$77,503	$162,668

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 19

DIRECTOR COMPENSATION

(1)

This column represents the cash portion of non-employee director compensation paid for 2019 service. Mr. Levenson elected to receive 100% of his director compensation in deferred stock units; Ms. Shanahan elected to receive 100% of her director compensation in common stock; and Mr. Albert elected to receive 75% of his board retainer in common stock and 100% of his committee member retainers in common stock.

(2)

This column represents the value of fully vested shares of our common stock granted as the equity component of the annual retainer that each director was granted for 2019 service and, for Mr. Levenson, shares of deferred stock units. The annual retainer grant dates occur quarterly on the last trading day of March, June, September and December, payable as four substantially equal installments and prorated for any quarter of partial service. The amounts set forth in this column represent the grant date fair value of stock awards granted during the fiscal year ended December 31, 2019 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, Mr. Levenson was the only non-employee director with outstanding equity awards as a result of his deferral election. As of such date, Mr. Levenson held 46,755 deferred stock units.

(3)	Mr. Albert ceased Board service at the 2019 Annual Meeting of Stockholders.
(4)	The stock awards column for Mr. Dickerson includes additional quarterly grants of fully vested shares of our common stock equal to $99,977 for Mr. Dickerson’s service as Board Chair.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to a stock retention requirement and are required to retain common stock in the amount of five times the annual cash retainer received for service as a member of the Board. For 2019, that amount was $387,500 in common stock. Until the required ownership level is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes). All directors have either achieved the required ownership level or are in compliance with the retention requirement.

20 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. During 2019, Deloitte & Touche LLP also served as our independent registered public accounting firm and, in addition, provided certain tax and other services, see “Matters Related to Independent Registered Public Accounting Firm – Professional Fees” on page 22. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required and Recommendation

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2020 provided this proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of voting against the proposal.

Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2020.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 21

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MATTERS RELATED TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been appointed by the Audit Committee to be our independent registered public accounting firm for the year ending December 31, 2020. Each year, the Audit Committee evaluates the qualifications of the Company’s independent auditors and considers: (1) the quality and efficiency of the services provided; (2) the auditor’s technical expertise, knowledge of our Company’s operations and global capabilities; (3) the auditor’s communications and interactions with the Company; (4) the auditor’s independence and objectivity; (5) whether the auditor has recently been the subject of any administrative, criminal or civil investigations or been accused of violating PCAOB policies; and (6) the auditor’s fee proposal. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting pursuant to “Proposal No. 2” on page 21 of this Proxy Statement.

Professional Fees

We paid the following professional fees to our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, for the years ended December 31, 2019 and 2018:

	Paid for the year ended
	December 31,
	2019	2018
	(in thousands)
Audit Fees[1]	$1,322.4	$1,450.6
Audit-Related Fees[2]	$—	$21.0
Tax Fees[3]	$30.4	$12.7
All Other Fees[4]	$3.8	$5.4
Total:	$1,356.6	$1,489.7
(1)

This category includes audit fees for services related to our annual audits of our financial statements and internal controls over financial reporting, quarterly reviews of our financial statements performed in accordance with accounting standards generally accepted in the United States of America and services that are normally provided by Deloitte & Touche LLP related to statutory or regulatory filings or engagements.

(2)	This category primarily includes fees related to comfort letters issued in support of debt offerings and work related to other regulatory documents.
(3)

This category primarily includes fees for tax advice and return preparation for expatriate employees, tax planning and compliance related to our international operations and other tax advice related to specific non-routine transactions.

(4)	This category includes subscription fees to an online accounting research tool.

AUDIT COMMITTEE Pre-Approval Policy for Independent Accountant Services

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. From time to time, however, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee may also pre-approve services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. For the year ended December 31, 2019 the Audit Committee pre-approved all such audit and non-audit services, including tax services, provided by the independent registered public accounting firm.

Report of the Audit Committee

With respect to 2019, the Audit Committee has:

➢	reviewed and discussed the audited financial statements with management;
➢	discussed with our independent auditor, Deloitte & Touche LLP, referred to as “Deloitte,” the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
➢

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

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PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2019.

The Audit Committee of the Board of Directors:

Ronald R. Steger, Chair

Ryan J. Levenson	Michael J. Walsh

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of Great Lakes’ executive compensation program, describes the related processes of our Compensation Committee (the “Committee”), and discusses the 2019 compensation earned by our named executive officers. Our CD&A also explains actions the Committee took in response to the stockholder feedback received during our extensive stockholder outreach on executive compensation during fiscal 2019.

For fiscal 2019, our named executive officers were:

Name	Title
Lasse J. Petterson	Chief Executive Officer
Mark W. Marinko	Senior Vice President and Chief Financial Officer
Kathleen M. LaVoy	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
David E. Simonelli	Chief Operating Officer

As a Company, we are committed to exceptional financial performance and responsiveness to our stockholders. The former was demonstrated in the strategic initiative we took in 2017 to implement a comprehensive two-year restructuring plan. Since we announced our restructuring plan on October 6, 2017, our stock price has more than doubled – increasing from $5.00 on October 5, 2017 to $11.33 on December 31, 2019, and has outperformed our Peer Group and the NASDAQ composite index as shown below.

Over this same time, we took a closer look at our executive compensation program and increased the focus and intensity of our stockholder engagement in direct response to the lower levels of say-on-pay support we received at our 2018 and

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COMPENSATION DISCUSSION AND ANALYSIS

2019 annual stockholder meetings. Through these exchanges, we gained greater appreciation for our stockholders’ views on plan design, annual incentives, long-term incentives and performance metrics. We are committed to having a compensation program that is tied to our strategic objectives and responds to our stockholders’ priorities, while mitigating any avoidable disruption to the business.

Engagement Timeline At-A-Glance

SUMMER 2019	FALL 2019	WINTER 2019/2020	SPRING 2020
Reviewed say-on-pay results, re-assessed 2019 executive compensation program and began reaching out to top stockholders to discuss our executive compensation program.	Engaged with stockholders to receive feedback on compensation priorities and provide insight into the Company’s prior executive compensation decisions.	Assessed feedback, made changes to executive compensation program, as appropriate.	Continued outreach to certain top stockholders to discuss 2020 changes and to answer any other questions.

Stockholder Outreach Initiative

“Say-on-Pay” Advisory Vote on Executive Compensation

At the 2019 Annual Meeting of Stockholders, approximately 56% of voting stockholders cast an advisory vote in support of the Company’s executive compensation program. The Committee considered this vote during its annual examination of the executive compensation program as one of many factors in deciding the Company’s ongoing executive compensation policies and procedures. Following the advisory vote, the Committee determined to engage in specific stockholder outreach regarding our executive compensation program.

Extent of Outreach

During our outreach campaign, we invited over 25 of our top 30 stockholders, representing over 55% of our outstanding shares, and two proxy advisory firms to discuss their views and proxy voting guidelines with respect to our executive compensation program and disclosures. As a result, we held discussions with stockholders that represented approximately 30% of our shares outstanding and two proxy advisors. The participants in the outreach team included our Board Chair, Committee Chair, Chief Financial Officer, Chief Legal Officer and Corporate Secretary, Vice President of Human Resources and Manager of Investor Relations. The Committee members reviewed summaries of the feedback received during the process and the Committee Chair provided regular updates to the full Board of Directors. As part of the process, the Committee retained a new independent compensation consultant, Pearl Meyer, to take a fresh look at the Company’s executive compensation program, with focus on evaluating whether our approach effectively balances competitive market practices, strategic goals and stockholder expectations.

What We Heard and How We Responded

We heard a range of different perspectives on our executive compensation program from stockholders during our outreach initiative, all of which were considered by the Committee. We received considerable positive feedback from our stockholders regarding the restructuring program and very favorable feedback about our recent financial and stock price performance. However, we also heard some common concerns about our long-term incentive program design, discussed below, as well as comments cautioning us against using formulaic or prescriptive program designs or metrics.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company and the Committee considered the results of the “say-on-pay” voting, outreach conducted in connection with our 2019 Annual Meeting of Stockholders and the feedback from the stockholder engagement process described above in assessing whether there was a need for modifications or enhancements to our executive compensation program and other governance issues. Based on feedback, and considering the program as a whole as well as the strategic goals of the Company, the Committee took the following actions:

What We Heard	What We Did
Increase the Use of Performance-Based Compensation Stockholders expressed a desire for more at-risk, as opposed to fixed, pay especially as it related to long-term incentives.

•     For 2020, named executive officers received 50% of their long-term incentive grants in performance-based restricted stock units, an increase from the 33% weighting in 2019.

•     In 2019, we froze base salaries and increased annual incentive award targets by 5%, thus increasing overall at-risk pay.

Reconsider the Performance Metrics Used in the Program

Stockholders expressed some concern regarding their view that the performance metrics overlapped and also provided feedback regarding the length of the performance periods. The threshold to earn annual incentive compensation (70% of target) was viewed as too low.

•     In 2020, the Company switched from earnings before interest and taxes (“EBIT”) to earnings per share (“EPS”) as the performance metric for long-term incentives.

•     In addition, in 2020, the Company raised the threshold to earn both annual and long-term incentive compensation from 70% to 80% of target and lowered the ceiling from 130% to 120% of target.

Discretionary Compensation is Disfavored Stockholders disfavored routine use of discretionary compensation.

•     In 2019, in response to stockholder feedback regarding the CEO’s discretionary grant for the exceptional 2018 performance, the Committee formalized a performance-based program similar to the second year of the Special Incentive Program (in which the CEO did not originally participate).

•     No discretionary, non-performance-based awards are expected to be granted in 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Business Overview

In 2019, we executed successfully on our business plan and strategic initiatives, driven by a strong domestic dredging market and the continued effectiveness of our 2017 asset rationalization and cost reduction program. We continued to strengthen our relationships with key clients and stakeholders by providing innovative solutions and by delivering cost-effective and time-efficient project completions. At the same time, we delivered improved financial results and continued a trend of exceptional safety performance. We strive to create the safest project and facility sites in the dredging industry and, in 2019, we saw a 30% year-over-year reduction in our total recordable injury rate. Our total recordable injury rate and our lost time incident rate are the lowest in recorded Company history, with the last five years of our safety progress shown below:

*A TRIR of 1.0 means that for every 100 employees working a full year, one employee incurred a recordable injury.

We believe that these achievements have positioned the Company for future investments and positive growth for our stockholders. Notable financial achievements include:

2019 FINANCIAL REVIEW
Net Income from Continuing Operations	Adjusted EBITDA from Continuing Operations	Net Debt
$55.7 million	$135.6 million	$135.8 million
$44.7 MILLION INCREASE	$35.2 MILLION INCREASE	$163.2 MILLION REDUCTION

*A reconciliation of Adjusted EBITDA from Continuing Operations is provided in Appendix A.

We delivered superior value to our stockholders in 2019, both on an absolute basis and relative to our peers. In 2019, we had a 71.1% total shareholder return as compared to an average of 17.3% total stockholder return for our Peer Group and increased our market capitalization from $414 million to $728 million.

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COMPENSATION DISCUSSION AND ANALYSIS

What Guides Our Program

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract and retain highly skilled, performance-oriented executives and closely align compensation paid to our named executive officers with our operating and financial goals. The Committee regularly discusses the general principles that form the basis of our executive compensation program. The objectives, which guided the Committee’s executive compensation decisions in 2019, are discussed below.

Objective	Key Elements
Align the interests of our executives with those of our stockholders.

✓   Performance-based executive compensation, including annual incentives and grants of performance-based restricted stock units, which are designed to incentivize management actions that are considered likely to enhance long-term Company performance and achieve selected financial and strategic metrics;

✓   Awards of time-vested restricted stock units under our long-term incentive plan, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and

✓   Executive stock ownership guidelines pursuant to which executives are expected to maintain significant holdings of our stock.

Reward achievement of both annual and long-term strategic and financial performance.

✓   Grants of performance-based restricted stock units, the payout of which is contingent upon our performance, as measured by certain key financial measures, over three annual performance periods;

✓   Grants of restricted stock units, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and

✓   Annual performance-based incentive award, with a targeted focus on annual individual and Company-wide strategic and financial goals.

Attract, motivate and retain highly experienced employees in key executive positions.

✓   A competitive total direct compensation package consisting of base salary, performance-based annual incentive award and long-term equity awards;

✓   Employment agreements with our executives, which contain severance and change in control protections; and

✓   A Supplemental Savings Plan, a deferred compensation program providing a tax-advantaged method for our executives to save for retirement by deferring salary and annual incentive compensation and to receive matching and profit sharing contributions.

Emphasis on Performance

As discussed in more detail below, a primary goal of our executive compensation program is to achieve accountability for performance by linking elements of executive compensation to achievement of measurable performance objectives that reflect our strategic plan. Because the majority of total direct compensation is in the form of performance-based variable pay awards (annual incentive awards and long-term incentive equity awards), the aggregate total direct compensation of our executives is designed to increase when the Company’s performance exceeds and to decrease when the Company’s performance falls short of our strategic and financial goals. Total direct compensation for each of our executives can also increase or decrease based on individual performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Key Compensation Elements

The primary elements of our compensation program for named executive officers are base salary, an annual incentive opportunity and long-term incentive awards. Each component is designed to contribute to a total executive compensation package that is competitive, performance-based and supportive of our financial and strategic goals. In determining the total compensation of the named executive officers, the Committee considers our operating and financial performance as a whole as well as each executive’s execution of the responsibilities associated with his or her respective position. The following table outlines the framework of the main elements of our executive compensation program for our named executive officers.

	Compensation Element	Purpose	Key Characteristics

FIXED	Base Salary	Provides a pay opportunity that is designed to be competitive with companies for which we compete for talent without incurring excessive fixed costs.	Determined by responsibility, level of position, assessment of competitive pay, individual performance and other market factors.

AT- RISK	Annual Incentives		Motivates performance by delivering rewards for achievement of Company and individual performance goals, while delivering reduced or no awards for Company or individual underperformance.	Annual cash award or combination of cash and equity, subject to achievement of pre-determined financial measures and other key corporate performance objectives.

AT- RISK	Long-Term Incentives	Performance -Based Restricted Stock Units	Rewards the achievement of long-term financial and strategic objectives and stockholder value creation.	Subject to performance criteria based on EBIT for each of fiscal years 2019, 2020 and 2021. If earned, vests on the anniversary of the grant date after the applicable performance period.
		Restricted Stock Units	Aligns executive compensation to long-term stockholder value and stock price appreciation and provides a retention mechanism.	Three-year pro rata vesting, subject to the executive’s continued employment.

In addition, in May 2019, the Committee formalized a performance and equity-based program, which was additive to the annual performance-based programs, to align the CEO’s compensation package with that of the other named executive officers in the achievement of financial results above the regular operating plan. This program was structured based on the performance and equity-based program implemented in 2018 (the “Special Incentive Program” or “SIP”) for our other named executive officers. See “CEO Program” on page 39.

Pay Mix

The majority of our CEO’s and named executive officers’ total direct compensation opportunity is equity-based, at-risk, and/or long-term. The following charts illustrate the relative value of compensation components for our 2019 and 2020 total direct compensation program (base salary, annual incentive awards and long-term incentive equity awards) as a percentage of total direct compensation. The below percentages do not include the performance-based awards granted under the Special Incentive Program or the CEO Program described on pages 39 – 40. For 2020, the percentage of at-risk compensation will increase from 42% to 50% for our CEO and an average of 35% to 42% for the other named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

BREAKDOWN OF CEO TARGET COMPENSATION OPPORTUNITY

BREAKDOWN OF OTHER NAMED EXECUTIVE OFFICER AVERAGE TARGET COMPENSATION OPPORTUNITY

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COMPENSATION DISCUSSION AND ANALYSIS

Good Compensation Governance Practices

The Committee regularly reviews our executive compensation program and incorporates commonly viewed best practices as it deems appropriate; examples of best practices that we have adopted include:

✓ The majority of executive compensation is variable and linked to achieving financial and strategic goals or to the Company’s stock price performance over time	✓ No tax gross-ups for excess parachute payments
✓ All senior executives have stock retention requirements	✓ A compensation recoupment (i.e. “clawback”) policy
✓ Annual incentive compensation and long-term executive compensation are based on a variety of performance metrics	✓ Directors, officers and all other employees are prohibited from hedging or pledging Company securities
✓ Regular risk assessment of executive compensation programs	✓ Grant agreements for restricted stock units prohibit the payment of dividend equivalents prior to the vesting date, and none are paid with respect to restricted stock units that are forfeited
✓ Target total direct compensation is generally competitive with peer group and other companies with which we compete for talent	✓ Double trigger cash severance and long-term incentive provisions in the event of a change in control
✓ Committee engages an independent compensation consultant	✓ Limited perquisites

Role of the Compensation Committee

The Committee, composed entirely of independent directors, oversees the executive compensation program for our named executive officers. As part of its annual process, the Committee works closely with executive management and its independent compensation consultant.

Generally, in the first and fourth quarters of each year, the Committee reviews our historical pay, Company and individual performance information, including our performance relative to the objectives set forth in the prior year’s incentive program. Based on our performance, as well as recommendations from our CEO for executive officers other than himself, the Committee approves annual incentive awards for executive officers. The Committee also determines the executive compensation program for the current year. As part of this process, the Committee reviews the aggregate value of the total compensation opportunities provided to each of the executive officers. Following the review, the Committee determines annual base salaries, target annual incentive compensation, and long-term incentive opportunities for each executive officer. The Committee also approves the goals and performance metrics for our annual incentive compensation and the performance-based component of our long-term incentives. In the first quarter of 2019, the Committee set performance goals for the annual incentive compensation and long-term incentive programs. When calculating achievement of performance goals, budgeted and actual incentive pay is excluded from the calculation due to circular reference.

Throughout the year, the Committee discusses the philosophy for the overall executive compensation packages and decides whether changes should be made in the design of the program. As part of regular Committee meetings, Committee members generally meet in executive session, during which members of management are not present.

From time to time, the Committee considers the effect of one-time or unusual items, if any, that may impact reported financial results. To more accurately reflect the operating performance of our business, the Committee reviews a pre-determined framework of potential adjustments to our reported financial results for incentive program purposes. Generally, any adjustments are intended to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. Any adjustments under the formulaic framework may vary from year to year and may have either a positive or a negative impact on the performance-based compensation program results. Standard adjustments may be made: for accounting-related changes or changes in laws or regulations not included in our annual operating plan, such as changes related to U.S. tax reform; to exclude integration costs or make other adjustments related to unbudgeted merger and acquisition activity; and for other items not considered representative of the results of operations for the period, as approved by the Committee. When designing the

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COMPENSATION DISCUSSION AND ANALYSIS

compensation program for 2019, the Committee decided to exclude the results of discontinued operations from the program, but did not make any adjustments for one-time or unusual items.

Role of Management in Establishing Compensation

At the direction of the Committee Chair, management generally prepares materials for the Committee in advance of its meetings. During the annual evaluation process, the CEO evaluates the performance of our named executive officers (other than himself) and provides a recommendation to the Committee with respect to changes to base salary, annual performance incentives and long-term incentive equity awards. Our CEO provides recommendations regarding the compensation of the other named executive officers but is not involved in setting his own compensation.

Role of Compensation Consultants

Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts, including executive compensation consultants. The role of the compensation consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation programs and the level of compensation paid to our senior executives. The compensation consultants report directly to the Committee and were not utilized to perform any other services for the Company. The Committee has assessed the independence of the compensation consultants that performed services for the Committee during 2019 and concluded that their work is independent of management and does not raise any conflicts of interest. The Committee has the authority to hire and dismiss the compensation consultants, as well as to establish new engagements. If requested by the Committee, a representative of the compensation consultants may participate in Committee meetings.

The Committee engaged Frederic W. Cook & Co. (“FW Cook”) as its compensation consultant with respect to 2019 executive compensation matters, including an assessment of the reasonableness of executive compensation levels and the appropriateness of the Company’s executive program structure in supporting the Company’s business objectives.

In May 2019, the Committee retained Pearl Meyer to serve as the Company’s independent executive compensation consultant for the 2020 program, at which time Pearl Meyer worked with the Committee to review the executive compensation program, consider the feedback of stockholders and make recommendations for improvements to the program for 2020.

Management did not engage a separate executive compensation consultant during 2019.

Role of Benchmarking and Peer Companies

The Committee considers salary, annual incentive compensation and long-term incentive compensation for the named executive officers against competitive market information. For purposes of setting 2019 compensation, the peer group consisted of the following 16 companies (“Peer Group”):

Fiscal 2019 Peer Group
Aegion	Logistec Corporation	Orion Group
Ameresco	Matrix Service	Sterling Construction
Badger Daylighting	Mistras Group	Team, Inc.
Hill International	MYR Group	Willbros Group
IES Holdings	NV5 Global	Willdan Group
Layne Christensen

The Committee selected this Peer Group with the assistance of its compensation consultant, after considering U.S.-based public companies in the same and similar Global Industry Classification System (GICS) Industry Group with comparable revenues, total assets and enterprise value. The compensation consultant considered companies with similar lines of business as the Company, namely asset-intensive companies that provide infrastructure and engineering services and are of similar size to Great Lakes. The compensation consultant recommended maintaining a similar peer group as utilized for 2018 executive compensation decisions, but removing Primoris Services and adding Logistec Corporation and Willdan Group. Primoris Services was removed because following acquisition activity, the combined company exceeded the upper end of the Peer Group’s size range criteria. Logistec Corporation and Willdan Group were added to the Peer Group to maintain a reasonable sample size and position the Company closer to the Peer Group median. Select comparative financial measures for the Peer Group are summarized below:

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COMPENSATION DISCUSSION AND ANALYSIS

	Peer Group		Great Lakes
	Median	75th Percentile	Company Data	Percentile Rank
	(in millions)
Revenue	$763	$1,060	$652	42%
Total Assets	$451	$572	$758	82%
Enterprise Value	$634	$1,012	$766	62%

Median/Percentiles determined by FW Cook using Standard & Poor’s Capital IQ Service and Peer Group company information. The financial information referenced above was derived from data as of September 30, 2018.

The Committee utilizes the Peer Group as a reference point for decisions relating to our executive compensation program involving our named executive officers. Executive compensation data from the Peer Group is aggregated by the compensation consultant and presented to the Committee in summary form. The Committee reviews the aggregated data to obtain a general understanding of current executive compensation practices utilized by our Peer Group. The Committee also utilizes the data as a market check that the Company’s pay practices are generally competitive and fulfill the Committee’s stated goal of attracting and retaining its named executive officers. The Committee does not target specific levels of executive compensation as compared to the Peer Group.

On an annual basis, the compensation consultant provides a competitive market assessment, which includes a report on the compensation of our named executive officers, relative to a market median (developed based on an analysis of the compensation elements from the Peer Group). The Committee considers the competitive market assessment when making its final executive compensation decisions. It is the Committee’s current intention to continue annual competitive market assessments to evaluate whether our senior executives are compensated appropriately in terms of levels and design.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Executive Compensation Program in Detail

Base Salary

We seek to provide competitive base salaries that allow us to attract and retain executive talent without incurring excessive fixed costs. Accordingly, we consider a variety of factors such as:

•	salaries of executives in similar positions in our Peer Group;
•	our executives’ skills, experience and knowledge;
•	responsibilities required of the executives in their roles;
•	importance of the position to the Company; and
•	the difficulty of replacement.

Decisions regarding individual salary levels were based upon a review of multiple criteria including market data of our Peer Group, the individual’s performance, the Company’s performance and the advice of the compensation consultants. Effective January 1, 2019, none of our named executive officers received base salary increases because base salary is an element of fixed compensation and the Committee wanted to place additional weight on at-risk compensation.

Annual Incentive Compensation

The Company’s annual incentive compensation program is designed to be supportive of the Company’s short-term operating objectives and to provide competitive target total annual executive compensation opportunities. In 2019, the Company granted annual incentive compensation pursuant to the Executive Leadership Annual Incentive Program, which was administered under the 2017 LTIP. All of our named executive officers participated in the program.

The formula for calculating annual incentive compensation payouts is as follows:

In 2019, the Committee increased the amount of at-risk compensation for each named executive officer. Accordingly, effective January 1, 2019, the Committee raised each named executive officers’ annual incentive compensation target by 5%.

Each named executive officer has quantitative and qualitative performance goals that are established annually. For 2019, the Committee set Adjusted EBITDA from Continuing Operations (or “Adjusted EBITDA”) as the financial goal for named executive officers. The Committee established the financial target based on the Company’s budget plan for the year and set threshold and stretch goals for the Company at 70% and 130% of budget, respectively. For 2020, upon further consideration of the program design, the increase in target achievement goals, and in response to stockholder feedback, the threshold and stretch goals for the Company were narrowed to 80% and 120% of budget, respectively.

The Committee also set qualitative individual goals for each named executive officer, as described below. The qualitative goals are set at the beginning of the performance period and are designed to motivate performance with respect to other stated strategic, operational, financial and corporate objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance for the CEO was measured based solely on the financial results of the Company as a whole. The Committee also considered, but did not assign a specific weight to, the individual qualitative goals listed below when determining whether to modify the CEO’s actual award. Performance for the other named executive officers was measured based on the financial results of the Company as a whole and on individual goals according to the weights set forth below.

Name	Financial Measurement Weight	Individual Strategic Goal Weight
Lasse J. Petterson	100%	0%
Mark W. Marinko	80%	20%
Kathleen M. LaVoy	80%	20%
David E. Simonelli	90%	10%

The Committee retains subjective discretion to adjust payout results as it deems appropriate and in accordance with the terms of the 2017 LTIP. Under the Executive Leadership Annual Incentive Program, the Committee may modify calculated payouts from 0-150% based on individual performance, although individual modifications are expected to be generally +/- 10% of calculated amounts. In addition, as detailed above in Role of the Compensation Committee, adjustments may be made to mitigate the effects of events that, unless excluded, would be inconsistent with the intent of the annual incentive compensation program. In 2019, the Committee did not exercise its discretion to adjust the quantitative performance measures, other than in accordance with the standard adjustment for exclusion of budgeted and actual incentive pay when calculating achievement of performance goals.

2019 Goal Detail

Below is the summary of annual incentive compensation goals for 2019. Weighting of each goal varied based on each named executive officer’s role with the Company.

Annual Incentive Compensation Metric	How Measured	Why Chosen?
Adjusted EBITDA from Continuing Operations	Achievement of Adjusted EBITDA, which rewards the achievement of strategic objectives in supporting the Company’s annual and strategic plan.	Adjusted EBITDA from Continuing Operations allows us to evaluate our operational efficiency and success in generating profit from revenues.
Safety*	Achievement of improvements in Total Recordable Incident Rate and Man Overboard incidents.	Our goal is to be Incident and Injury Free®, sending our employees home safe and injury-free every day. Each member of the Company, including executives, is responsible for driving our safety culture.
People, Talent and Culture*	Continue initiatives related to talent development program, organizational analysis and structured environmental, social and governance processes.	Attracting, retaining and developing talented team members is critical to the Company’s short- and long-term success.
Business Review*	Continue cost savings, develop and execute on fleet rationalization and modernization, review business lines and secure new revolving credit facility.	Execution of objectives in alignment with the Company’s strategic plan, including continued cost savings, is the primary focus of our executive team.
Budget*	Achievement of individual operating plans.

While all executives’ performance targets are tied to Company-wide financial metrics, each individual is also measured on his or her individual operating budget to ensure efficient management of his or her department or division.

*Component used to assess individual performance, weighted between 10-20% for named executive officers other than the CEO.

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COMPENSATION DISCUSSION AND ANALYSIS

Financial Goal Achievement for 2019

We exceeded the financial goal for the year set by the Committee.

	Adjusted EBITDA vs. Budget	Pool Funding (% Target)
	Performance Level
<Threshold	$77.2 MM	0%
Threshold	$77.2 MM	50%
Target	$110.3 MM	100%
Maximum	$143.4 MM	200%

Performance between threshold and target and target and maximum are linearly interpolated. The performance levels disclosed above include budgeted incentive pay (excluded for calculation of achievement of performance goals).

Actual Adjusted EBITDA from Continuing Operations was $135.6 million and, after excluding the impact of budgeted and actual incentive pay, was above the maximum achievement level and funded the portion of the executive’s incentive allocation to Company performance at 200% of target. As discussed in “Role of the Compensation Committee,” at the time it approved the performance goals, the Committee determined that it would exclude the impact of budgeted and actual incentive pay when calculating achievement of performance goals.

Individual Goal Achievement for 2019

To assess individual goals, each named executive officer submits a written self-appraisal regarding the achievement of his or her pre-established goals for the year. For the named executive officers other than the CEO, the appraisals are reviewed by the CEO. The CEO provides performance appraisals for each of the named executive officers, which are then discussed with the Committee. The self-appraisal for the CEO is discussed with the Committee.

2019 was a year of strong overall performance, led by our team of executive officers. The Committee firmly believes that overall individual performance for the executive officer team exceeded target for the year, given the significant financial, operational and strategic successes.

Individual performance for executive officers was differentiated based on a review of actual achievement. The following factors were considered when assessing the performance of the named executive officers (other than the CEO):

➢	on-target fleet initiatives, including development on plans for a new hopper dredge
➢	above-target achievement of safety goals, including improvement of Total Recordable Incident Rate (“TRIR”) and Lost Time Incident Rate Reporting (“LTIR”) metrics
➢	optimization of our financial position, including cash management improvement and replacement of credit facility with more favorable terms and flexibility
➢	concentration on Environmental, Social and Governance (“ESG”) initiatives and publication of our first ESG Report

Actual Payouts for 2019

Based on the financial goal achievement (for all of the named executive officers) and the assessment of qualitative goals (for named executive officers other than the CEO) for 2019, the Committee awarded annual incentive awards to each of our named executive officers as reflected in the following table:

Name	Target Award Opportunity		Actual Award	Opportunity Earned
	% Salary	$	$	% of Target
Lasse J. Petterson	95%	$665,000	$1,330,000	200%
Mark W. Marinko	55%	$217,111	$412,512	190%
Kathleen M. LaVoy	55%	$192,610	$365,959	190%
David E. Simonelli	60%	$252,144	$497,984	198%

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards

Overview

Long-term incentives are awarded pursuant to the 2017 LTIP, a stockholder-approved equity plan. Every year, the Committee reviews the mix of types of incentives and the percentage of each type of incentive granted. In 2019, the Committee chose to grant restricted stock units with a combination of performance-based and service-based vesting conditions. The Committee believes this mix of grant types motivates key executives to drive business results against the Company’s goals, further aligns management’s interests with those of our stockholders over the long-term and retains individuals deemed critical to the Company’s future success.

The aggregate value of a named executive officer’s long-term incentive equity award is determined by the Committee in conjunction with its consideration of the 2019 competitive market assessment and is based, in part, upon the contribution that the named executive officer is expected to make to the overall growth, strategic and financial performance of the Company during the vesting period. The Committee also considers equity compensation levels of our Peer Group and the annual competitive market assessment.

2019 Long-Term Incentive Grants

The Committee considers and reviews many factors in determining the appropriate mix of long-term equity incentive awards. These factors include the prevalence and composition of equity awards reported in the competitive market assessment, as well as the mix of awards deemed necessary to effectively incentivize management and reward the creation of value for stockholders and strong overall strategic and financial performance. Additional information regarding the long-term incentives selected by the Committee for 2019 is set forth in the following table:

Type	Features	How Measured	Why Chosen?
Performance-Based Restricted Stock Units (“PSUs”)	• Thirty-three percent (33%) of the regular long-term incentive grant. • Target number of PSUs is based on the stock price on the date of grant.

•  Number of PSUs that may be earned range from 0% - 200% of target based on achievement of budgeted EBIT for 2019, 2020 and 2021 (one-year performance periods).

•  Earned PSUs for the applicable fiscal year vest on the anniversary of the grant date after the applicable performance period.

• Align long-term compensation for named executive officers with Company performance. • EBIT incentivizes employees to increase earnings while simultaneously optimizing cost of capital.
Restricted Stock Units (“RSUs”)	• Sixty-seven percent (67%) of the regular long-term incentive grant. • Number of RSUs is based on the stock price on the date of grant.	• Time-based; vests in three equal annual installments.	• Encourage retention and align interests of management with stockholders through benefits and risks of stock.

In January of the program grant year, the Committee sets the threshold, target and maximum performance criteria for PSUs vesting in each of the performance periods in the program. The criteria are pre-determined for the full three-year performance cycle, with increasing targets for each year of the program.  It is the Committee’s policy to authorize and grant equity awards as of the date of the Committee meeting at which such awards are approved by the independent directors who serve on the Committee, based upon the fair market value of our common stock as of the grant date of the award.

The PSU program is three years in length, although each performance period is one year. The Committee continues to assess the viability of setting longer performance periods. The Committee’s decision to select one-year performance periods is influenced to a large degree by the fact that a significant portion of the Company’s revenue is based on the Corps’ budget. The Corps’ budget is set by Congress on an annual basis, and the Company has limited visibility and

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COMPENSATION DISCUSSION AND ANALYSIS

assurances regarding future years. Accordingly, the Committee sets the first year of the performance period based on the Company’s budget and sets increased target performance for the second and third years of the grant at the time of the award. In that way, should the Corps’ budget experience negative fluctuations, a factor outside management’s control, targets for the second or third year could be impacted but the entire program will not be affected.

The total grants and grant-date fair values for the long-term incentive awards granted under the 2019 program are as follows:

	Target Opportunity (as a % of Base Salary)	Restricted Stock Units		Performance-Based Restricted Stock Units
Name		Shares (#)	Grant Date Fair Value(1)	Shares (#)	Grant Date Fair Value(1)	Total LTI Value at Target
Lasse J. Petterson	143%	80,906	$666,665	40,453	$333,333	$ 999,998
Mark W. Marinko	60%	19,163	$157,903	9,581	$ 78,947	$ 236,850
Kathleen M. LaVoy	40%	11,333	$ 93,384	5,667	$ 46,692	$ 140,076
David E. Simonelli	75%	25,500	$210,120	12,750	$105,060	$ 315,180
(1)	Grant date fair value is calculated in accordance with ASC Topic 718.

Long-Term Incentive Achievement for Fiscal Year 2019

The Committee reviewed the Company’s performance for fiscal year 2019 for long-term incentives granted under both the 2018 program and the 2019 program. The table below identifies the EBIT performance criteria for the outstanding PSU grants based on fiscal year 2019 performance as well as the Company’s results:

	EBIT vs. Budget		Funding (% Target)
2019	Performance Level (2018 Grant)	Performance Level (2019 Grant)
<Threshold	<$33.8MM	<$51.7MM	0%
Threshold	$33.8MM	$51.7MM	50%
Target	$48.3MM	$73.8MM	100%
Maximum	>$55.5MM	>$96.0MM	200%
Actual Result	$98.4MM	$98.4MM

The Committee determined that the maximum level of EBIT was achieved for each of the grants and, as a result, the named executive officers were issued PSUs from the 2018 and 2019 programs. Specifically, 2019 EBIT was $98.4 million resulting in a payout of 200% for each program.

2018 Special Incentive Program

In 2018, the Committee granted a Special Incentive Program as part of a stretch program specifically tied to our restructuring plan. The SIP was a two-year program, with individual performance periods covering 2018 and 2019. The Committee selected the performance metric Earnings Before Taxes (“EBT”) to encourage cost reduction initiatives, motivate and incentivize the efficient use of assets and divestiture of any assets that were not adding value to the Company’s financial or operational results and to incentivize debt reduction and efficient cash usage.

As with the regular program, the Committee set pre-determined performance criteria for the full two-year performance cycle. The 2018 EBT target was set above budget, at a stretch level deemed sufficient to incentivize above-average performance. The 2019 EBT target, also set in January 2018, was set at an increased target from 2018. The CEO did not participate in the SIP granted in 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Additional information regarding the SIP is detailed below:

Type	Features	How Measured	Why Chosen?
Special Incentive Program (“SIP”) (granted in 2018)

•  Special program consisting of PSUs awarded to long-term incentive recipients, except for CEO.

•  Target number of SIPs is based on the stock price on the date of grant.

•  This special program was a two-year program, granted in 2018.

•  Number of SIPs that may be earned range from 0% - 200% of target grant based on achievement of stretch goal for EBT for 2018 and 2019.

•  Earned SIPs for the applicable fiscal year vest on December 31st of the year following the applicable performance year.

•  Incentivize delivery of strategic plan elements. Significant financial performance improvements must be achieved before vesting is achieved.

•  Stretch goal (over and above budget) EBT incentivizes employees to achieve and exceed budget and strategic plan targets while further incentivizing debt reduction.

•  Additional year of vesting encourages retention.

The 2018 SIPs based on fiscal year 2019 were earned but remain subject to time-vesting requirements through December 31st of the following year. Specifically, actual EBT was $70.9 million (earning at 200% of target for the SIPs). The table below identifies the EBT performance criteria for the SIP award as well as the Company’s results:

	EBT vs. Stretch Goal	Funding (% Target)
2019	Performance Level (2018 Grant)
<Threshold/Target	$25.7MM	0%
Threshold/Target	$25.7MM	100%
Maximum	>$36.1MM	200%
Actual	$70.9MM

CEO Program

In March 2019, the Committee rewarded Mr. Petterson with a discretionary cash and equity bonus for the significant overachievement of performance goals and creation of exceptional stockholder value in fiscal year 2018. In May 2019, however, following further consideration and taking into account stockholder feedback and the desire to further incentivize Mr. Petterson to achieve stretch performance, the Committee formalized a program for overachievement of fiscal year 2019 targets. The Committee granted Mr. Petterson a performance-based incentive award (the “CEO Award”), with higher targets than the 2018 SIP. This additional award will not reoccur in 2020.

Consistent with the 2018 SIP for the other named executive officers, the Committee intended the CEO Award to be additive to his regular grant of restricted stock units and performance-based stock units. The CEO Award was designed to further build on the momentum of the Company’s exceptional progress in the last two years, to provide an incentive opportunity that would encourage achievement of stretch goals over and above the business operating plan for the year and to reward for above-market performance, all of which incentivize strong stockholder value creation.

The CEO Award consisted of a cash and equity-based grant with a range of $0 to $250,000 cash and 0 to 52,000 performance-based restricted stock units. The cash portion of Mr. Petterson’s award would be earned based on previously established individual strategic objectives designed to incentive the achievement of above-market performance. The equity portion of Mr. Petterson’s award would be earned based on EBT overachievement. Because Company performance was above projections as compared to when the original SIP was granted in 2018, the Committee increased Mr. Petterson’s financial achievement requirement as compared to the original SIP and also set it as a stretch goal above 2019 budget. The grant date fair value of Mr. Petterson’s equity award, calculated based on the closing stock price on the grant date in accordance with ASC Topic 718, was $375,804.

With regard to achievement of the cash-based objective, the Committee determined that Mr. Petterson earned $250,000 of the award. In determining that Mr. Petterson earned that amount, the Committee considered the following pre-established factors and corresponding achievements:

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COMPENSATION DISCUSSION AND ANALYSIS

➣   Safety: above-target achievement of safety goals, including the lowest TRIR and LTIR in recorded Company history; and leadership in promoting engineering and mechanical solutions for man overboard risks.

➣   Business Review: successful completion of the sale of the environmental & infrastructure (“E&I”) division; optimization of our financial position, including cash management improvement and replacement of credit facility with more favorable terms and flexibility; progress on strategic initiatives, including development of offshore wind initiative and plans for a new hopper dredge; and improvement of financial metrics in line with the restructuring plan and as compared to our Peer Group and industry average.

➣ People, Talent and Culture: review and implementation of new organizational structure post E&I divestiture; and focus on ESG initiatives and publication of our first ESG Report.

The table below shows the EBT performance criteria for the financial portion of Mr. Petterson’s award as well as the Company’s actual result of $70.9 million EBT, which resulted in Mr. Petterson earning 100% of the equity award:

	EBT vs. Stretch Goal	Funding (% Target)
2019	Performance Level (CEO Award)
Threshold	$50.0MM	0%
Target/Maximum	$62.0MM	100%
>Target/Maximum	>$62.0MM	100%
Actual	$70.9MM

Other Compensation Practices, Policies and Related Matters

Stock Ownership and Retention Guidelines

The Company maintains guidelines for stock ownership with respect to its named executive officers, senior executives and vice presidents. The purpose of the guidelines is to encourage our senior executives and vice presidents to demonstrate a commitment to the Company and its stockholders by retaining a required value of Company stock. Each participant is provided with a reasonable period of time to attain the required ownership level. The guidelines provide that each named executive officer retain a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows:

Name	Retention Requirement
Lasse J. Petterson	5.0x salary
Mark W. Marinko	3.0x salary
Kathleen M. LaVoy	3.0x salary
David E. Simonelli(1)	3.0x salary
(1)	For Mr. Simonelli, vested but unexercised options granted prior to 2014 are valued using the Black-Scholes model and count towards a portion of his retention requirement.

All shares of common stock are eligible shares and count towards the retention requirement, with the shares of common stock valued using an average of the closing stock price over the prior month. Each named executive officer must retain 50% of net profit shares realized upon the:  (i) exercise of stock options, (ii) settlement of performance-based restricted stock units and (iii) vesting of restricted stock units until the required retention value is attained. As of December 31, 2019, each of our named executive officers was in compliance with the guidelines through meeting the retention requirement or complying with the retention ratio of 50% of net profit shares. The Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.

Additional Benefits

The Company has adopted benefit programs that are designed to be supportive of business and human resource strategies and that provide for the delivery of equitable value to executives relative to lower level employees. The Company strives to avoid programs that do not support an identifiable business objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, the named executive officers generally participate in the same benefits program that is provided to other employees, including life and medical insurance and 401(k) matching and profit sharing. Our 401(k) plan provides that we will match, dollar for dollar, up to 6% of an employee’s salary and incentive compensation that is contributed to his or her 401(k) account. We also may provide a profit sharing contribution to an employee’s 401(k) account as a percentage (between 0% and 7%) of the employee’s salary. However, the IRS limits the total annual contribution for an employee into a qualified plan. This amount was $19,000 for 2019.

Supplemental Savings Plan

In addition, our named executive officers as well as other eligible employees may contribute to a Supplemental Savings Plan (“SSP”), a nonqualified deferred compensation plan that allows eligible employees to elect to defer salary and annual incentive compensation and to receive matching and profit sharing contributions in excess of the maximum amounts that they can defer or receive under the 401(k) plan due to IRS limits. Although the SSP is unfunded, participants may elect to notionally invest deferred amounts in most of the investment alternatives that are available under the qualified 401(k) plan. Participants also elect when to receive distributions of deferred amounts under the SSP. No tax gross-ups are provided to participants under the SSP. In 2019, all of the eligible named executive officers participated in the SSP.

Compensation Recoupment (“Clawback”) Policy

We have a compensation recoupment policy, which requires certain cash and equity incentive compensation to be repaid to the Company if awarded as a result of inaccurate financial data. The policy applies to current and former executive officers of the Company, as well as other employees designated by the Board or the Committee. In addition, the policy allows the Committee to recoup compensation paid to an employee as a result of any conduct justifying termination for cause of that employee.

Risk Assessment

We designed our executive compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In March 2019, the Committee conducted its annual review and risk assessment of the Company’s executive compensation policies and practices. Following this review, the Committee concluded that our executive compensation program was appropriately designed for the size and complexity of the Company and does not encourage excessive risk-taking.

Employment Agreements

As of December 31, 2019, and discussed beginning on page 49, all of our named executive officers had written employment agreements, which would entitle each executive to severance benefits depending upon the circumstances of resignation or termination. The Committee believes that these agreements provide essential protections to both the named executive officers and the Company. Agreements providing for severance and change-in-control payments assist us in attracting and retaining qualified executives who have job alternatives. At the same time, the applicable agreements preserve our valuable assets by imposing upon the executives’ non-competition and non-solicitation restrictions, confidentiality obligations and cooperation covenants.

The Board and the Committee believe that retention of key personnel is an important goal. Employment agreements are one vehicle for retaining top talent and are in our best interest as well as the best interest of our stockholders, particularly in the context of any potential transaction. The Board and Committee believe that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. These agreements do not provide excise tax gross-ups. In 2019, the Committee reviewed the employment agreements with its compensation consultant, Pearl Meyer, and concluded that the agreements are generally in line with typical market practices.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

Prohibition on Hedging and Pledging

We believe that equity ownership fosters an atmosphere where directors, officers and other employees “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s stockholders.  Accordingly, we prohibit directors, officers and all other employees from the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our insider trading policy also prohibits all directors, officers and employees from pledging shares of our stock.

Compensation Committee Interlocks with Insider Participation

During fiscal year 2019, the Compensation Committee was comprised of D. Michael Steuert (current Chair), Lawrence R. Dickerson, Kathleen M. Shanahan, Ryan J. Levenson and Michael J. Walsh, none of whom is an employee or current or former officer of our Company, or any of the Company’s subsidiaries, nor had any relationship with our Company requiring disclosure. The Board has determined that Messrs. Steuert, Dickerson, Levenson and Walsh and Ms. Shanahan are independent in accordance with NASDAQ Marketplace Rules. There were no interlocking relationships during the fiscal year ended December 31, 2019.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

D. Michael Steuert, Chair

Lawrence R. Dickerson	Kathleen M. Shanahan

42 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for Year Ended December 31, 2019

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2019:

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Non-Equity Incentive Compensation(2)	All Other Compensation(3)	Total
Lasse J. Petterson	2019	$700,000	$—		$1,375,802	(4)	$1,580,000	$144,089	$3,799,891
Chief Executive Officer	2018	$700,000	$500,000	(5)	$1,000,001		$984,816	$67,500	$3,252,317
	2017	$466,667	$317,158		$1,370,001		$—	$47,130	$2,200,956
Mark W. Marinko	2019	$394,748	$—		$236,851		$412,512	$50,580	$1,094,691
Senior Vice President, Chief Financial Officer	2018	$394,748	$—		$236,851		$290,250	$55,299	$977,148
	2017	$441,598(6)	$—		$229,949		$95,812	$31,784	$799,143
Kathleen M. LaVoy	2019	$350,200	$—		$140,076		$365,959	$118,963	$975,198
Senior Vice President, Chief Legal Officer	2018	$350,200	$—		$140,083		$256,620	$54,695	$801,598
	2017	$340,000(6)	$—		$143,998		$85,000	$26,138	$595,136
David E. Simonelli	2019	$420,240	$—		$315,180		$497,984	$65,470	$1,298,874
Chief Operating Officer	2018	$420,240	$—		$315,180		$371,124	$56,653	$1,163,197
	2017	$412,000	$—		$308,998		$101,000	$29,980	$851,978
(1)

Represents the aggregate grant date fair value for restricted stock units and performance–based restricted stock units granted in 2019. The amounts reported in this column are calculated in accordance with FASB ASC Topic 718. The amounts included for the performance–based restricted stock units granted during 2019 are calculated based on the probable outcome of the performance conditions for such awards at the time of grant, which was achievement of the target performance conditions for the regular program and achievement of 66% for the CEO Program. If the highest level of performance is achieved for these performance–based restricted stock units, the maximum value of these awards at the grant date would be as follows: Mr. Petterson, $666,665 for the regular program and $572,000 for the CEO Program; Mr. Marinko, $157,895; Ms. LaVoy, $93,384; and Mr. Simonelli, $210,120. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, see “Grants of Plan Based Awards Table” on page 45 for more information regarding the equity compensation granted in 2019 to our named executive officers.

(2)

Represents annual incentive compensation paid under the annual incentive program based upon the achievement of performance-based targets and individual qualitative goals. The 2019 annual incentives were paid in early 2020, see “Compensation Discussion and Analysis” on page 34 for further information regarding the 2019 annual incentive compensation program. Pursuant to the employment agreement with Mr. Simonelli, a portion of the earned annual incentives were incentives delivered as fully vested shares of common stock as follows: 25% of his award (or $124,496) was paid in shares of our common stock.

(3)	The dollar value of the amounts shown in this column for 2019 includes the following:
Name	Supplemental Savings Plan	Matching Contributions to 401(k)	Profit Sharing	Tuition Reimbursement	Total
Lasse J. Petterson	$78,289	$16,800	$49,000	$—	$144,089
Mark W. Marinko	$6,148	$16,800	$27,632	$—	$50,580
Kathleen M. LaVoy	$17,649	$16,800	$24,514	$60,000*	$118,963
David E. Simonelli	$19,253	$16,800	$29,417	$—	$65,470

*The tuition reimbursement reported in this column was valued on the basis of the aggregate incremental cost to the Company and represent amounts paid to the named executive officer as reimbursements for tuition expenses.

(4)

This amount includes the CEO Award of performance-based restricted stock units granted pursuant to satisfaction of performance conditions as discussed in “CEO Program” on page 39. The payout may range from zero to a maximum value of $572,000 (based on closing stock price on the grant date), if the highest level of performance is achieved for the CEO Award. Subject to achievement of the respective performance goal, these performance-based restricted stock units vest on December 31, 2020.

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EXECUTIVE COMPENSATION

(5)

As discussed more fully in the proxy statement for the 2018 Annual Meeting of Stockholders, in 2018, Mr. Petterson received a special recognition bonus of $500,000, half in cash and half in equity, due to the Company’s extraordinary performance in 2018.

(6)	Includes amounts paid to Mr. Marinko and Ms. LaVoy for service as Interim Chief Executive Officer and Interim Chief Legal Officer, respectively.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2019

The following table provides additional information about our long-term incentive equity awards, which consist of performance-based restricted stock unit awards (“PSUs”), restricted stock unit awards (“RSUs”), and non-equity incentive plan awards, in each case, granted to our named executive officers in 2019 from the 2017 LTIP:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units(3)	Grant Date Fair Value of Stock(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)
Lasse J. Petterson	Annual Incentive		0	665,000	1,330,000
	CEO Incentive	May 6, 2019	0	250,000	250,000
	RSUs	March 13, 2019							80,906	666,665
	PSUs	March 13, 2019				20,227	40,453	80,906		333,333
	PSUs(5)	May 6, 2019				0	52,000	52,000		375,804
Mark W. Marinko	Annual Incentive		0	217,111	434,222
	RSUs	March 13, 2019							19,163	157,903
	PSUs	March 13, 2019				4,791	9,581	19,162		78,947
Kathleen M. LaVoy	Annual Incentive		0	192,610	385,220
	RSUs	March 13, 2019							11,333	93,384
	PSUs	March 13, 2019				2,833	5,677	11,333		46,692
David E. Simonelli	Annual Incentive		0	252,144	504,288
	RSUs	March 13, 2019							25,500	210,120
	PSUs	March 13, 2019				6,375	12,750	25,500		105,060

(1)

As described above, annual incentive awards under the annual incentive program are based on the achievement of certain performance metrics, see “Components of Executive Compensation – Annual Incentive Compensation” on page 34 for further information regarding the Annual Incentive Plan. For Mr. Simonelli, 75% of the annual incentive is paid in cash and 25% is paid in common stock of the Company per the terms of his employment agreement. In addition, as discussed in “CEO Program” on page 39, Mr. Petterson was granted a special performance-based cash incentive award based on fiscal 2019 performance.

(2)

Represents the threshold, target and maximum payment opportunities for the 2019 PSUs and the CEO Award granted under the 2017 LTIP. The PSUs are subject to performance criteria based on EBIT for each of fiscal years 2019, 2020 and 2021. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date after the applicable performance period. See “Components of Executive Compensation – Long-Term Incentive Awards” on page 37 for further information regarding the 2019 PSUs and achievement of the performance criteria for 2019. Subject to achievement of the respective performance goal, the CEO Award vests on December 31, 2020.

(3)	Represents RSUs described under “Components of Executive Compensation – Long-Term Incentive Awards” on page 37. RSUs vest in annual one-third installments on each anniversary of the grant.
(4)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The amounts included in this column for the PSUs and the CEO Award granted during 2019 are calculated based on the probable satisfaction of the target performance conditions for such awards. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(5)

Represents performance-based restricted stock units granted as part of Mr. Petterson’s CEO Award. See “CEO Program” on page 39. Subject to achievement of the respective performance goal, these PSUs vest on December 31, 2020.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information on outstanding equity awards held by our named executive officers as of December 31, 2019. The equity awards reported in the Stock Awards column consist of RSUs and PSUs and the equity awards reported in the Options Awards columns consist of non-qualified stock options.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lasse J. Petterson	—	—			$43,446	(2)	$492,243			$
	—	—			$92,593	(3)	$1,049,079			$
	—	—			$46,297	(4)	$524,539	46,297	(5)		$524,539
	—	—			$80,906	(6)	$916,665			$
	—	—			$26,965	(7)	$305,513	53,941	(8)		$611,152
	—	—			$29,797	(9)	$337,600			$
	—	—			$52,000	(10)	$589,160			$
Mark W. Marinko	—	—			$11,884	(11)	$134,646			$
	—	—			$21,931	(3)	$248,478			$
	—	—			$10,966	(4)	$124,239	10,966	(5)		$124,239
	—	—			$49,344	(10)	$559,068			$
	—	—			$19,163	(6)	$217,117			$
	—	—			$6,386	(7)	$72,353	12,776	(8)		$144,752
Kathleen M. LaVoy	6,614	—	$7.56	May 7, 2023	11,163	(11)	$126,477			$
	6,015	—	$7.62	May 9, 2024	12,971	(3)	$146,961			$
	—	—			$6,486	(4)	$73,481	6,486	(5)		$73,481
	—	—			$29,184	(10)	$330,655			$
	—	—			$11,333	(6)	$128,403			$
	—	—			$3,777	(7)	$42,793	7,556	(8)		$85,609
David E. Simonelli	22,142	—	$5.33	June 27, 2021	15,969	(11)	$180,929			$
	63,024	—	$6.45	June 6, 2022	29,184	(3)	$330,655			$
	43,227	—	$7.56	May 7, 2023	14,592	(4)	$165,327	14,592	(5)		$165,327
	31,314	—	$7.62	May 9, 2024	65,663	(10)	$743,962			$
	—	—			$25,500	(6)	$288,915			$
	—	—			$8,499	(7)	$96,294	17,001	(8)		$192,621
(1)	Based on the closing price of our common stock as reported on the NASDAQ Global Select Market of $11.33 per share on December 31, 2019.
(2)	RSUs vest on May 9, 2020.
(3)	RSUs vest in two equal annual installments beginning on March 9, 2020.
(4)	PSUs earned as of December 31, 2019 and released to grantee on March 9, 2020.
(5)

If earned, PSUs vest on March 9, 2020 based on performance goals for fiscal year 2020. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

(6)	RSUs vest in three equal installments beginning March 13, 2020.
(7)	PSUs earned as of December 31, 2019 and released to grantee on March 13, 2020.
(8)

If earned, PSUs vest in two equal installments beginning on March 13, 2020 based on performance goals for each of fiscal years 2020 and 2021. Subject to achievement of the respective performance goal, PSUs vest on the anniversary of the grant date following the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

(9)	RSUs vested on March 15, 2020.

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(10)	SIPS and the CEO Award of PSUs were earned and vest on December 31, 2020, subject to the recipient’s continued service through the vesting date.
(11)	RSUs vested on March 8, 2020.

Option Exercises and Stock Vested in 2019

The following table provides information on the value realized by our named executive officers with respect to stock options exercised during 2019 and with respect to RSUs and PSUs that vested during 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*
Lasse J. Petterson	—	$—	185,058	$1,766,143
Mark W. Marinko	—	$—	87,244	$829,798
Kathleen M. LaVoy	17,119	$97,685	60,599	$550,999
David E. Simonelli	122,023	$671,449	116,440	$1,106,532

*Amounts reflect the value of the vested stock based on the closing price of our stock on the vesting date.

Nonqualified Deferred Compensation in 2019

We maintain a nonqualified Supplemental Savings Plan (“SSP”) for certain of our employees on United States payroll, including each of our named executive officers. Under the SSP, participants may defer up to 50% of their salaries, including commissions and incentive compensation (other than annual incentives) and may make a separate election to defer up to 100% of any annual performance-based cash incentives (after applicable taxes) they may earn. The SSP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the Company’s 401(k) Plan but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the Company’s 401(k) Plan, excluding in each case any such elective deferrals that exceed 6% of such Participant’s compensation for such Plan Year, as defined in the Company’s 401(k) Plan. Participants are generally permitted to choose from among the investment funds available under the Company’s 401(k) Plan for purposes of determining the imputed earnings, gains and losses applicable to their SSP accounts. The SSP is unfunded.

Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SSP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

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EXECUTIVE COMPENSATION

The following table sets forth the details of the SSP:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(3)
Lasse J. Petterson	$350,000	$109,689	$19,652	$—	$511,116
Mark W. Marinko	$3,948	$25,347	$2,175	$—	$276,204
Kathleen M. LaVoy	$43,600	$31,245	$4,431	$—	$171,130
David E. Simonelli	$42,024	$39,808	$13,562	$—	$464,071

(1)

The amounts reported in the Executive Contributions in Last FY column represent elective contributions of a portion of the executive’s base salary and/or annual incentive to the SSP (which amounts are also included in the Salary and Non-Equity Incentive Compensation column, respectively, of the Summary Compensation Table).

(2)

The amounts reported in the Registrant Contributions in Last FY column represent the Company’s contributions to each executive’s SSP (which amounts are also included in the All Other Compensation column of the Summary Compensation Table as SSP contributions and a portion of Profit Sharing contributions).

(3)

The amounts reported in the Aggregate Balance at FYE column represent the balance from the SSP and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Compensation or All Other Compensation.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

Overview

The following describes the estimated payments that would be made to the named executive officers pursuant to an employment agreement or other plans or individual award agreements in the event of the named executive officer’s termination of employment under the circumstances described below, assuming such termination took place on December 31, 2019.

Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors. Certain of the named executive officers, including Messrs. Petterson and Simonelli, are also eligible for certain payments and benefits in the event of a termination of employment due to voluntary retirement.

Payment of enhanced benefits is conditioned upon the executive’s execution of a release of claims in favor of the Company and its related entities. In addition to the release, for those executives with employment agreements, the executive must uphold certain restrictive covenants, including confidentiality of information, non-competition and non-solicitation.

The Petterson Agreement – Termination Provisions

Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company for “Cause” (defined below) or by Mr. Petterson other than for “Good Reason” (defined below), Mr. Petterson will be entitled to his base salary and employee benefits through the termination date.

Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company without Cause or Mr. Petterson’s leaves for Good Reason, he will be entitled to his base salary and employee benefits through the termination date, and also receive (i) 12 months of his base pay and target annual incentive compensation amount, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the pro rata portion of his annual incentive compensation and the SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage for Mr. Petterson, his wife, and eligible dependents (to the extent each has been provided with coverage on the date immediately prior to the termination date); and (iv) 18 months of vesting credit for any unvested equity awards, provided that Mr. Petterson has been employed by the Company as its Chief Executive Officer for at least two consecutive years as of the termination date.

If within 24 months of a “Change in Control,” (defined below) the Company terminates the employment of Mr. Petterson other than for Cause or if Mr. Petterson voluntarily resigns his employment for Good Reason, the Company will pay Mr. Petterson, in lieu of any cash severance payment, a change in control payment equal to: (i) two times the sum of his then current base salary plus the average of his target annual incentive over the three year period immediately preceding his termination; and (ii) the pro rata portion of his annual incentive and SSP benefits earned through the termination date. In the event of such a termination, Mr. Petterson is also entitled to continued coverage under the Company’s health plans for up to 24 months following the termination date and full vesting of any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

If the Company elects not to renew the employment agreement for Mr. Petterson prior to the fourth anniversary of the employment agreement (i.e., April 28, 2021) , then Mr. Petterson will receive full vesting of any unvested equity awards irrespective of whether his employment is subsequently terminated. If the Company elects not to renew the employment agreement for Mr. Petterson during any renewal term and within 12 months following the end of the renewal term terminates Mr. Petterson’s employment without Cause or Mr. Petterson voluntarily resigns his employment for Good Reason, then Mr. Petterson will receive full vesting of any unvested equity awards.

If Mr. Petterson retires after serving as Chief Executive Officer for at least six consecutive years, provides the Board with at least 12 months written advance notice of his intent to retire and remains employed by the Company for at least 12 months after providing such notice, Mr. Petterson will receive full vesting of any of his outstanding equity awards as of the termination date; and Mr. Petterson will not be entitled to and will be ineligible to receive any new equity awards following the date on which Mr. Petterson notifies the Board of his retirement.

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EXECUTIVE COMPENSATION

Mr. Petterson’s employment agreement does not provide for the continuance of any compensation or benefit obligations upon death or disability; however, pursuant to Mr. Petterson’s RSU agreements, Mr. Petterson would receive full vesting of any unvested equity awards under such circumstances.

For purposes of Mr. Petterson’s agreement:

“Cause” means: (a) a material breach of the agreement or an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members within any twelve (12)-month period;
•	Certain corporate restructurings, including reorganizations, merger or consolidation or sale or other asset dispositions; or
•	Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the occurrence of any of the following:

•	Material diminution of Mr. Petterson’s authority, base salary, duties or responsibilities;
•	Management restructure whereby Mr. Petterson is subject to the authority of any officer or employee of the Company other than the Board;
•	Relocation of Mr. Petterson’s primary place of employment to a location more than fifty (50) miles from the Company’s current offices in Oak Brook, Illinois; or
•	Material breach of Mr. Petterson’s employment agreement by the Company.

A Good Reason resignation may occur under Mr. Petterson’s employment agreement only if: (i) such voluntary resignation occurs within one hundred fifty (150) days following the initial occurrence of the event giving rise to Good Reason; (ii) Mr. Petterson provided written notice of such event to the Board within ninety (90) days of the occurrence; and (iii) the Company failed to cure the event in question within thirty (30) days of receipt of such written notice from Mr. Petterson.

Lasse J. Petterson

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination or Retirement	Death or Disability	Termination Following a Change in Control
Salary	$700,000	$0	$0	$2,683,333
Annual Incentive(a)	665,000	0	0	0
Long-Term Incentives(b)	3,977,215	0	4,214,794	4,214,794
Health Benefits(c)	10,525	0	0	21,051
Total:	$5,352,740	$0	$4,214,794	$6,919,178

(a)

Under his employment agreement, Mr. Petterson receives 100% of his target annual incentive in the case of termination without Cause or resignation due to Good Reason. For a termination following a Change in Control, Mr. Petterson receives the pro rata portion of his actual annual incentive. As the performance period for Mr. Petterson’s annual incentive is the fiscal year, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits.

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(b)

Represents the value of unvested long-term incentives and earned but unvested PSUs, calculated by multiplying the number of unvested RSUs held by Mr. Petterson by the $11.33 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2019. As of December 31, 2019, Mr. Petterson would have received 18 months of vesting credit for a termination without Cause or resignation due to Good Reason and full vesting credit as a result of death or disability or a termination without Cause or resignation due to Good Reason, in each case, within 24 months after a Change in Control (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(c)

In the event of a termination without Cause or resignation due to Good Reason, Mr. Petterson is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months (24 months in the event of a termination following a Change in Control) following the termination date (to the extent he had been provided with coverage prior to the termination date), subsidized by the Company.

The Simonelli Agreement – Termination Provisions

Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company for “Cause” (defined below) or by the executive other than for “Good Reason” (defined below), Mr. Simonelli will be entitled to his base salary and employee benefits through the termination date. For potential payments upon voluntary resignation, termination without Cause or for Good Reason, or after a “Change in Control” (defined below), per Mr. Simonelli’s agreement, Mr. Simonelli’s payments are based upon his 2015 base salary.

If Mr. Simonelli voluntary resigns his employment, then the Company may elect to either: (a) cease all compensation and benefits upon the resignation date, in which case Mr. Simonelli would no longer be subject to the non-competition and non-solicitation covenants included in the agreement; or (b) enforce such covenants for a period of 24 months following termination and provide the executive with a cash severance benefit equal to 18 months of base salary.

Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company without Cause or Mr. Simonelli leaves for Good Reason, he will receive: (i) 24 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the prior year’s annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; (iv) full vesting credit for any unvested equity awards; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination.

If Mr. Simonelli’s employment is terminated without Cause within 12 months after a Change in Control, he will receive: (i) two times his annual base pay, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of the prior year’s annual incentive plus SSP benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting credit for any unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

If Mr. Simonelli dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Simonelli retires, he will receive full vesting of any of his unvested equity awards.

For purposes of Mr. Simonelli’s agreement:

“Cause” means: (a) a material breach of the non-competition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, any lawful directive of our Board of Directors consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

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EXECUTIVE COMPENSATION

“Good Reason” means the material diminution of the executive’s authority, duties or responsibilities provided that the executive provides the Company with written notice within 30 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

David E. Simonelli

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination(d)	Retirement, Death or Disability	Termination Following a Change in Control
Base Salary	$695,000	$521,250	$0	$695,000
Annual Incentive(e)	371,124	0	0	371,124
Long-Term Incentives(f)	1,806,070	0	1,806,070	1,806,070
Health Benefits(g)	30,350	0	0	30,350
Outplacement(h)	15,000	0	0	0
Total:	$2,917,544	$521,250	$1,806,070	$2,902,544

(d)

Represents the value of payments made to Mr. Simonelli in the event the Company exercises its rights to enforce the restrictive covenants in Mr. Simonelli’s employment agreement following a voluntary termination by Mr. Simonelli.

(e)

Under his employment agreement, Mr. Simonelli receives 100% of the prior year’s annual incentive in the case of a termination without Cause or resignation due to Good Reason and the pro rata percentage of his prior year’s annual incentive in the case of a termination without Cause following a Change in Control.

(f)

Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Simonelli by the $11.33 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2019. As of December 31, 2019, Mr. Simonelli would have received full vesting credit for a termination without Cause, a resignation due to Good Reason or for a termination without Cause following a Change in Control or as a result of death or disability (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(g)

In the event of a termination without Cause, resignation due to Good Reason or a termination without Cause following a Change in Control, Mr. Simonelli is entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date, subsidized by the Company.

(h)

In the event of a termination without Cause or resignation due to Good Reason, Mr. Simonelli is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination without Cause or resignation for Good Reason.

The Marinko and LaVoy Agreements – Termination Provisions

Our employment agreements with each of Mr. Marinko and Ms. LaVoy have similar termination provisions. Under each executive’s agreement, if the executive’s employment is terminated by the Company for “Cause” (defined below) or by the executive other than for “Good Reason” (defined below), the executive will be entitled to his or her base salary and employee benefits through the termination date.

Under each executive’s agreement, if the executive is terminated by the Company without Cause or the executive leaves for Good Reason, the executive will receive (i) continuation of base pay during a specified severance period (18 months for Mr. Marinko and 15 months for Ms. LaVoy), in each case, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) for Mr. Marinko, one and one-half times of his actual annual incentive and SSP benefits over the preceding three years, paid at the same time as continuing executives; (iii) for Mr. Marinko, the pro rata portion of his annual incentive at target; (iv) subsidized medical and dental coverage during the severance period; (v) vesting credit equal to the number of months in the severance period for any unvested equity awards; and (vi) for Ms. LaVoy, payment of outplacement services of up to $15,000, provided such services are rendered within one year of termination.

If the executive is terminated without Cause within 12 months  after a “Change in Control” (defined below), the executive will receive (i) a multiple of the sum of the executive’s annual base pay plus the average of the executive’s annual incentive over the preceding three-year period (two times actual for Mr. Marinko and 1.25 times target for Ms. LaVoy), less applicable withholdings, payable in a lump sum; (ii) the pro rata portion of the executive’s annual target incentive earned

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through the termination date for the year of termination; (iii) for Mr. Marinko, the pro rata portion of his SSP benefits earned through the termination date for the year of termination; (iv) subsidized medical and dental coverage for 24 months or, in the case of Ms. LaVoy, 12 months); and (v) full vesting credit for any unvested long-term incentive awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee.

For Mr. Marinko, if the executive dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, for Mr. Marinko if he retires upon or after having attained age 65 years, he will receive full vesting of any unvested equity awards. Ms. LaVoy’s employment agreement does not provide for the continuance of any compensation or benefits obligations upon death or disability; however, pursuant to Ms. LaVoy’s restricted stock unit award agreements, she would receive full vesting of any unvested equity awards under such circumstances.

For purposes of Mr. Marinko and Ms. LaVoy agreements:

“Cause” means: (a) a material breach of an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

•	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;
•	An unapproved change in a majority of the Board members;
•	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or
•	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the material diminution of the executive’s authority, duties or responsibilities provided that the executive provides the Company with written notice within 90 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

Mark W. Marinko

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination	Death or Disability	Termination Following a Change in Control
Base Salary	$592,122	$0	$0	$958,832
Annual Incentive(i)	490,641	0	0	217,111
Long-Term Incentives(j)	1,283,579	0	1,355,895	1,355,895
Health Benefits(k)	22,762	0	0	30,350
Total:	$2,389,104	$0	$1,355,895	$2,562,188

(i)

Under his employment agreement, Mr. Marinko will receive one and a half times the average of his actual annual incentive and SSP benefits over the last three years plus the pro rata portion of his annual incentive at target in the case of a termination without Cause or resignation due to Good Reason and the pro rata percentage of his prior year’s annual incentive in the case of a termination without Cause following a Change in Control.

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EXECUTIVE COMPENSATION

(j)

Represents the value of unvested long-term incentives calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Mr. Marinko by the $11.33 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2019. As of December 31, 2019, Mr. Marinko would have received 18 months of vesting credit for a termination without Cause or resignation due to Good Reason, and full vesting credit for a termination without cause following a Change in Control or as a result of death or disability (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(k)

Mr. Marinko is entitled to continued coverage under the Company’s medical and dental plans for up to 18 months for a termination without Cause or resignation due to Good Reason and up to 24 months following the termination date for a termination without cause following a Change in Control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

Kathleen M. LaVoy

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination	Death or Disability	Termination Following a Change in Control
Base Salary	$437,750	$0	$0	$908,030
Annual Incentive(l)	0	0	0	192,610
Long-Term Incentives(m)	805,960	0	848,764	848,764
Health Benefits(n)	18,968	0	0	15,175
Outplacement(o)	15,000	0	0	0
Total:	$1,277,678	$0	$848,764	$1,964,579

(l)

Under her employment agreement, Ms. LaVoy receives the pro rata portion of her target annual incentive in the case of termination without Cause following a Change in Control. Following a termination without Cause or resignation due to Good Reason, Ms. LaVoy receives the pro rata portion of her actual annual incentive. As the performance period for Ms. LaVoy’s annual incentive is the fiscal year, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits.

(m)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested RSUs plus earned but unvested PSUs held by Ms. LaVoy by the $11.33 per share closing price of our stock on the NASDAQ Global Select Market on December 31, 2019. As of December 31, 2019, Ms. LaVoy would have received 15 months of vesting credit for a termination without Cause or resignation due to Good Reason, and full vesting credit for a termination without cause following a Change in Control or as a result of death or disability (excluding performance-based equity awards for which vesting credit may be awarded at the sole discretion of the Compensation Committee).

(n)

Ms. LaVoy is entitled to continued coverage under the Company’s medical and dental plans following the termination date, subsidized by the Company, for 15 months following a termination without Cause or resignation due to Good Reason and 12 months following a termination without Cause within 12 months after a Change in Control.

(o)

In the event of a termination without Cause or resignation due to Good Reason, Ms. LaVoy is also entitled to payment of outplacement services of up to $15,000; provided such services are rendered within one year of her termination without Cause or resignation for Good Reason.

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EXECUTIVE COMPENSATION

CEO Pay Ratio

Background

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Form and Consumer Protection Act, and in accordance with the adoption of Item 402(u) of Regulation S-K, the SEC requires the disclosure of our Chief Executive Officer to median employee pay ratio.

To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are located in Oak Brook, Illinois, and we operate dredges, vessels and ancillary equipment to perform dredging projects domestically and internationally. As a global organization, approximately 12% of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.

Identification of Median Employee

We selected December 31, 2019 as the date on which to determine our median employee. As of that date, we had approximately 1,160 employees. For purposes of identifying the median employee, we considered all domestic employees and international employees, whether employed on a full-time, part-time, or seasonal basis.

We identified the median employee by examining the 2019 total wages and incentives less non-taxable compensation for all individuals, excluding our CEO, who were employed by the Company on December 31, 2019, the last day of the Company’s fiscal year. To provide a more uniform comparison between domestic and international employees, we excluded from the consistently applied compensation measure allowances for housing, subsistence, safety bonuses, and transportation provided for employees working in the Middle East. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2019.

Other than as described above, we did not make any assumptions, adjustments, or estimates with respect to compensation, and we did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2019. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table on page 43 with respect to each of the named executive officers.

Ratio

For fiscal year 2019:

•	The median of the annual total compensation of all of our employees, other than Mr. Petterson, was $95,938.
•	Mr. Petterson’s annual total compensation was $3,799,891.

Based on this information, the ratio of the annual total compensation of Mr. Petterson to the median of the annual total compensation of all employees is estimated to be 39.6 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 55

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors provides stockholders with the opportunity to cast an annual advisory vote to approve executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2019 executive compensation program and policies for the named executive officers, as follows:

RESOLVED, that the stockholders of Great Lakes Dredge & Dock Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2020 Annual Meeting proxy statement.

The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.

We are required to hold the advisory vote on executive compensation at least once every three years. At the Company’s 2017 Annual Meeting of Stockholders, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the voting results, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation each year until the next required stockholder advisory vote on frequency of executive compensation occurs or until the Board of Directors otherwise determines that a different frequency for advisory votes on executive compensation is in the best interests of stockholders.

Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve short-term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests.

The Compensation Committee and the Board believe our executive compensation programs are effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. We believe that our commitment to align executive compensation with Company performance and stockholder interests is exhibited by the Company’s executive compensation decisions during the last 12 months. For example, under our Executive Leadership Annual Incentive Program, annual incentive pools are funded based on our Adjusted EBITDA from Continuing Operations. These annual incentive pools are allocated to individuals based on the Compensation Committee’s assessment of individual performance achievements. In addition, the Compensation Committee grants performance–based restricted stock units to certain executives that are only earned upon achievement of performance goals. Because these performance goals were not achieved, performance–based restricted stock units granted in 2014, 2015, 2016 and 2017 were forfeited. In 2018 and 2019, the Company performance was extraordinary and, as a result, the performance–based restricted stock units based on 2018 and 2019 financial performance earned at the maximum level.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.

Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is comprised of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. At our 2019 Annual Meeting of Stockholders, approximately 56% of the stockholders who voted on the “say-on-pay” proposal voted in favor of the compensation of our named executive officers. The Compensation Committee believes that this vote affirms the majority of stockholders’ support of the Company’s approach to executive compensation. Both the Board and Compensation Committee expect to take into account the outcome of this year’s vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

In 2019, as described in “Stockholder Outreach Initiative” on page 25, the Company undertook an outreach campaign designed to solicit stockholder feedback on the Company’s executive compensation policies and procedures. The

56 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

outreach campaign also included conversations with two proxy advisory firms. As part of the process, the Company engaged a new executive compensation consultant to take a fresh look at the executive compensation program. The feedback from stockholders, the proxy advisory firms and the executive compensation consultant was used by the Compensation Committee to make changes to the 2020 executive compensation program, placing a greater emphasis on performance-based compensation as discussed in “Stockholder Outreach Initiative” on page 25.

Vote Required and Recommendation

Adoption of this resolution will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is based on 64,645,427 shares of common stock outstanding as of the record date, and sets forth certain information with respect to the beneficial ownership of our common stock as of the same date by:

•	each person who we know to own beneficially more than five percent of the outstanding shares of our common stock;
•	each of our directors, director nominees and named executive officers; and
•	all of our current directors and executive officers as a group.

Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned.

	Beneficially Owned
	Number of Shares of Common Stock (#)	Percentage of Common Stock (%)
Dimensional Fund Advisors LP(1)	5,047,688	7.81%
BlackRock, Inc.(2)	4,515,670	6.99%
Jennison Associates LLC(3)	4,050,790	6.27%
The Vanguard Group(4)	3,326,330	5.15%
Kathleen M. LaVoy(5)(6)(7)	86,687	Ø
Mark W. Marinko(5)(7)	129,068	Ø
Lasse J. Petterson(5)(7)	605,122	Ø
David E. Simonelli(5)(6)(7)	444,647	Ø
Lawrence R. Dickerson(5)	64,014	Ø
Elaine J. Dorward-King	0	Ø
Ryan J. Levenson(5)(8)	325,934	Ø
Kathleen M. Shanahan(5)	34,465	Ø
Ronald R. Steger(5)	21,898	Ø
D. Michael Steuert(5)	42,038	Ø
Michael J. Walsh(5)	89,021	Ø
All directors, director nominees and executive officers as a group (11 persons)(6)	1,842,894	2.85%

Ø Denotes less than 1%

(1)

Dimensional Fund Advisors LP (“Dimensional”) may be deemed to be the beneficial owner of 5,047,688 shares of our common stock. Dimensional has sole power to vote or direct the voting of 4,852,238 of such shares, no shared voting power and the sole power to dispose or direct the disposition of all shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A referenced below are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The information in this FN(1) was derived from the Schedule 13G/A filed by Dimensional with the SEC on February 12, 2020 reporting ownership as of December 31, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 4,515,670 shares of our common stock. BlackRock has the sole power to vote or direct the voting of 4,408,248 of such shares, no shared voting power and sole power to dispose or direct the disposition of all shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The information in this FN(2) was derived from a Schedule 13G/A filed by BlackRock with the SEC on February 5, 2020 reporting ownership as of December 31, 2019.

(3)

Jennison Associates LLC (“Jennison”) may be deemed to be the beneficial owner of 4,050,790 shares of our common stock. Jennison has the sole power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Company’s common stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s Schedule 13G may be included in the shares reported on any Schedule 13G that may be filed by Prudential. The principal business address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017. The principal business address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777. The information in this FN(3) was derived from a Schedule 13G/A filed by Prudential with the SEC on February 3, 2020; and also from a Schedule 13G/A filed by Jennison with the SEC on February 4, 2020, each reporting ownership as of December 31, 2019.

(4)

The Vanguard Group (“Vanguard”) may be deemed to be the beneficial owner of 3,326,330 shares of our common stock. Vanguard has the sole power to vote or direct the voting of 123,040 shares, sole power to dispose or direct the disposition of 3,168,872 shares, shared voting power over 44,949 shares and shared dispositive power over 157,458 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information in this FN(4) was derived from a Schedule 13G filed by Vanguard with the SEC on February 11, 2020 reporting ownership as of December 31, 2019.

(5)	The address for each of our executive officers, director nominees and directors, unless otherwise noted, is c/o Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523.
(6)	Includes options to purchase common stock, exercisable within 60 days of the record date by Ms. LaVoy (12,629) and by Mr. Simonelli (159,707).
(7)

Includes shares of common stock due to vest within 60 days of the record date for each of our named executive officers as follows:  Ms. LaVoy (7,554); Mr. Marinko (12,773); Mr. Petterson (83,730); and Mr. Simonelli (16,999).

(8)

Privet Fund LP (“Privet Fund”) owns 290,118 shares of our common stock. Mr. Levenson, solely by virtue of his position as the managing member of Privet Fund Management LLC, the general partner and investment manager of Privet Fund, may be deemed to beneficially own the shares owned directly by Privet Fund. Mr. Levenson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal address of Privet Fund is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305. The information in this FN(8) was derived from a Form 4 filed by Ryan J. Levenson with the SEC on January 3, 2020.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

Based solely on our review of filings with the SEC and/or written representations and materials furnished to us from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in 2019 and 2020 to date, except for certain delinquent filings that the Company disclosed in last year’s Proxy Statement and one Form 4 for Ryan Levenson was filed one day late that reported shares of stock sold (two transactions) that were owned by Privet Fund, LP.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policies and Procedures. All interested transactions with related parties are subject to our Related Party Transaction Policies and Procedures, which are set forth in writing (the “Related Party Transaction Policy”). The Audit Committee is responsible for applying the Related Party Transaction Policy. For purposes of the Related Party Transaction Policy, the terms “interested transaction” and “related parties” are defined as follows:

•

“interested transaction” means any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

o	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;
o	we are a participant; and
o	any related party has or will have a direct or indirect interest, other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity.
•	“related party” means any:
o

person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director;

o	greater than five percent (5%) beneficial owner of our common stock; or
o

immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining the propriety of an interested transaction with a related party, the Audit Committee will take into account, among other factors it deems important, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000.

The Audit Committee has reviewed the following types of transactions and determined that each such type of transaction shall be deemed to be pre-approved or ratified under the terms of the Related Party Transaction Policy:

•	Employment of executive officers. Any employment by us of an executive officer if:
o

the related compensation is required to be reported in our proxy statement under the compensation disclosure requirements set forth in Item 402 of Regulation S-K under the Exchange Act, which are generally applicable to named executive officers; or

o

the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in our proxy statement under the compensation disclosure requirements of Item 402 of Regulation S-K if the executive officer was a named executive officer, and our Compensation Committee approved (or recommended that our Board approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of Regulation S-K.
•

Certain transactions with other companies. Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent (10%) of the other company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the other company’s total annual revenues.

60 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

•

Certain charitable contributions. Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the charitable organization’s total annual receipts.

•

Transactions where all stockholders receive proportional benefits. Any transaction where the related party’s interest arises solely from the ownership of our common stock, and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends).

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 61

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2019 regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options in the 2017 LTIP, and the number of securities then remaining for future issuance under the 2017 LTIP.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	2,307,568(1)	6.87(2)	2,425,848
Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A
Total:	2,307,568(1)	6.87(2)	2,425,848

(1)	Includes 1,922,857 shares of common stock issuable pursuant to RSUs under our 2007 and 2017 LTIPs.
(2)	1,922,857 shares of common stock issuable pursuant to RSUs under our 2007 and 2017 LTIPs are not included in the calculation of weighted average exercise price.

62 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Shares Entitled to Vote

Only stockholders of record of our common stock, par value $0.0001 per share, at the close of business on the record date will be entitled to vote at the 2020 Annual Meeting. As of the record date, there were a total of 64,645,427 shares of our common stock outstanding, each share being entitled to one vote. There is no cumulative voting.

Quorum Requirement

The presence at the 2020 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, holders of a majority of shares of our outstanding common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting without notice, other than the announcement at the Annual Meeting of such adjournment, until a quorum shall be present or represented.

Even if you plan to attend the Annual Meeting, in order to ensure the presence of a quorum at the Annual Meeting, please vote your shares in accordance with the instructions described below. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Beneficial Owners

If you are the registered holder of shares, then you are the record holder of those shares, and you should vote your shares as described in the next section.

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as being held in “street name,” and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us as to how many of their clients own common stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, including a voting instruction form, you should vote your shares by following the procedures specified on the voting instruction form. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual Meeting.

Discretionary Voting by Brokers

Under current rules governing registered brokers, if you do not instruct your broker on how to vote, your broker will have discretionary voting power for ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), but would not have discretionary voting power for the election of directors (Proposal 1) or the advisory vote on executive compensation (Proposal 3).

How to Vote

You can vote at the Annual Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 63

INFORMATION ABOUT THE ANNUAL MEETING

There are three ways to vote by proxy:

✓	By Telephone – You can vote by touch-tone telephone by calling toll-free 1-800-690-6903 and following the instructions on our proxy card or the Notice;

✓	By Internet – You can vote by internet by going to the website www.proxyvote.com and following the instructions on our proxy card or the Notice; or

✓

By Mail – If you have requested or receive paper copies of our proxy materials by mail, you can vote by mail by completing, signing, dating and mailing our enclosed proxy card in the pre-addressed, postage-paid envelope provided.

Votes submitted by telephone or electronically over the internet must be received by 11:59 P.M., Central Time, on May 5, 2020.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may:

•	vote FOR the election of one or more director nominees; or
•	WITHHOLD authority to vote for one or more director nominees.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020 and the approval of the non-binding resolution to approve the Company’s executive compensation.

Votes by Proxy

All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations:

•	(Proposal 1) FOR the election of all director nominees named in the Proxy Statement;
•	(Proposal 2) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020;
•	(Proposal 3) FOR the approval, on an advisory basis, of the Company’s executive compensation; and
•	In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

How to Revoke Your Vote

A stockholder may revoke a proxy at any time prior to its exercise:

•	by giving to our Corporate Secretary a written notice of revocation of the proxy’s authority, such notice to be delivered to our principal executive office;
•	by submitting a duly executed proxy bearing a later date; or
•	by attending the 2020 Annual Meeting and voting in person.

A stockholder may also revoke a proxy at any time prior to its exercise by telephone or electronically over the internet provided that it must be received by 11:59 P.M., Central Time, on May 5, 2020:

•	by calling toll-free 1-800-690-6903; or
•	by visiting the website www.proxyvote.com.

64 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Vote Necessary to Approve Proposals

Proposal 1: The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the two persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Proposal 2: Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2020, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

Proposal 3: The advisory resolution to approve the compensation of our named executive officers will be approved provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | 65

OTHER MATTERS

Other Business at the Annual Meeting

The Board of Directors knows of no other matters that will be presented for consideration at the 2020 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Proposals for the 2021 Annual Meeting of Stockholders

Pursuant to federal securities laws, any proposal by a stockholder proposed to be included in our proxy statement for the 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”) must be received at our principal executive office at One Parkview Plaza, 17W110 22nd Street, Oakbrook Terrace, Illinois 60181, no later than November 24, 2020. Proposals should be sent to the attention of our Corporate Secretary at our principal executive office. Pursuant to our Bylaws, in order for a stockholder’s nominee for election as a director or any other business to be properly brought before the 2021 Annual Meeting, the stockholder must give written notice of such stockholder’s intent to bring a matter before the 2021 Annual Meeting no earlier than November 24, 2020, and no later than December 24, 2020. If the 2021 Annual Meeting is called for a date that is not within 30 days of the anniversary of the 2020 Annual Meeting, written notice of such stockholder’s intent to bring a matter before the 2021 Annual Meeting must be received not earlier than 120 days prior to such 2021 Annual Meeting date and not later than the close of business on the later of the 90th day prior to such 2021 Annual Meeting date or the tenth day following the date on which the first public disclosure of the date of the 2021 Annual Meeting is made. Each such notice should be sent to the attention of our Corporate Secretary at our principal executive office, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

Householding of Proxy Materials

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if you requested paper copies, one copy of our Proxy Statement and 2019 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you contact the Broadridge Householding Department at the following address or phone number:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way, Edgewood, New York 11717

1-800-542-1061

If you want to receive separate copies of Notices of Internet Availability, or paper copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown.

Solicitation of Proxies

We will bear the costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and will reimburse brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an anticipated approximate cost of $12,500 plus reasonable out-of-pocket expenses. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation being paid to these persons.

By Order of the Board of Directors, Kathleen Mackie LaVoy
March 24, 2020	Corporate Secretary

66 | GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

We report our financial results in conformity with U.S. generally accepted accounting principles (“GAAP”). We use certain non-GAAP financial measures as part of our compensation program, including Adjusted EBITDA from Continuing Operations, Adjusted EBIT (or “EBIT”) and Adjusted EBT (or “EBT”).

In our “Compensation Discussion and Analysis” (“CD&A”) on page 27, we include information regarding notable financial achievements in 2019, including a non-GAAP measure, Adjusted EBITDA from Continuing Operations.  In our CD&A on page 36, we include our performance targets based on 2019 Adjusted EBITDA from Continuing Operations, Adjusted EBIT and Adjusted EBT as compared to our 2019 financial results for those measures.  We provide below a reconciliation for each of these 2019 measures.

We use non-GAAP performance measures in our compensation program because we believe growth in these measures is important to the Company’s short and long-term success. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.

Year Ended
December 31, 2019
Net income	$49,339
Loss from discontinued operations, net of income taxes	(6,329)
Income from continuing operations	55,668
Adjusted for:
Income tax provision	15,253
Adjusted EBT	$70,921
Interest expense—net	27,524
Adjusted EBIT	$98,445
Depreciation and amortization	37,145
Adjusted EBITDA from Continuing Operations	$135,590

Appendix A – GREAT LAKES DREDGE & DOCK CORPORATION – 2020 Proxy Statement | A-1

  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. CT on May 5, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. CT on May 5, 2020. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. GREAT LAKES DREDGE & DOCK CORPORATION  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D01471-P33312 1a. Dr. Elaine J. Dorward-King 1b. Ryan J. Levenson NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. To ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020; 3. To approve, on a non-binding advisory basis, the Company's executive compensation; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors Nominees: For Withhold ! ! ! ! GREAT LAKES DREDGE & DOCK CORPORATION The Board of Directors recommends you vote FOR the following: GREAT LAKES DREDGE & DOCK CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. PO BOX 1342 BRENTWOOD, NY 11717 The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.  PO BOX 1342  BRENTWOOD, NY 11717  D01471-P33312  GREAT LAKES DREDGE & DOCK CORPORATION  The Board of Directors recommends you vote FOR the following:  1. Election of Directors  Nominees:  For  Withhold  !  !  1a. Dr. Elaine J. Dorward-King  ! !  1b. Ryan J. Levenson  The Board of Directors recommends you vote FOR proposals 2 and 3.  For  Against  Abstain  !  !  !  2. To ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020;  !  !  !  3. To approve, on a non-binding advisory basis, the Company's executive compensation;  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D01472-P33312 GREAT LAKES DREDGE & DOCK CORPORATION Annual Meeting of Stockholders May 6, 2020 at 1:00 P.M. Central Time This proxy is solicited by the Board of Directors The undersigned stockholder of Great Lakes Dredge & Dock Corporation hereby constitutes and appoints Lasse J. Petterson and Kathleen M. LaVoy, each of them acting singly, as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the 2020 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation, referred to as the “Company,” to be held at the Le Méridien Hotel Chicago-Oak Brook Center, 2100 Spring Road, Grand Salon I, Oak Brook, IL 60523 on Wednesday, May 6, 2020 at 1:00 P.M. Central Time, and at any postponements or adjournments thereof, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. (Continued and to be signed on reverse side)